                                CHARLOTTE RUSSE, INC.


                             SECOND AMENDED AND RESTATED
                              REVOLVING CREDIT AGREEMENT



                            DATED as of December 23, 1998



                                        among


                         CHARLOTTE RUSSE, INC., as Borrower,
                     CHARLOTTE RUSSE HOLDING, INC., as Guarantor
                             BANKBOSTON, N.A., as Agent,



                                         and



                                      THE BANKS
                             listed on SCHEDULE 1 hereto

                                  TABLE OF CONTENTS

1.   DEFINITIONS AND RULES OF INTERPRETATION.. . . . . . . . . . . . . . . . . 1
       1.1.   DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . 1
       1.2.   RULES OF INTERPRETATION. . . . . . . . . . . . . . . . . . . . .17
2.   THE REVOLVING CREDIT FACILITY.. . . . . . . . . . . . . . . . . . . . . .18
       2.1.   COMMITMENT TO LEND.. . . . . . . . . . . . . . . . . . . . . . .18
       2.2.   COMMITMENT FEE.. . . . . . . . . . . . . . . . . . . . . . . . .18
       2.3.   REDUCTION OF TOTAL COMMITMENT. . . . . . . . . . . . . . . . . .19
               2.3.1.   MANDATORY REDUCTION OF TOTAL COMMITMENT. . . . . . . .19
               2.3.2.   OPTION OF REDUCTION OF TOTAL COMMITMENT. . . . . . . .19
       2.4.   THE NOTES. . . . . . . . . . . . . . . . . . . . . . . . . . . .20
       2.5.   INTEREST ON LOANS. . . . . . . . . . . . . . . . . . . . . . . .20
       2.6.   REQUESTS FOR LOANS.. . . . . . . . . . . . . . . . . . . . . . .20
               2.6.1.   GENERAL. . . . . . . . . . . . . . . . . . . . . . . .20
               2.6.2.   LOANS TO REPAY UNPAID REIMBURSEMENT OBLIGATIONS. . . .21
       2.7.   CONVERSION OPTIONS.. . . . . . . . . . . . . . . . . . . . . . .21
               2.7.1.   CONVERSION TO DIFFERENT TYPE OF LOAN.. . . . . . . . .21
               2.7.2.   CONTINUATION OF TYPE OF LOAN.. . . . . . . . . . . . .22
               2.7.3.   EURODOLLAR RATE LOANS. . . . . . . . . . . . . . . . .22
       2.8.   FUNDS FOR LOANS. . . . . . . . . . . . . . . . . . . . . . . . .22
               2.8.1.   FUNDING PROCEDURES.. . . . . . . . . . . . . . . . . .22
               2.8.2.   ADVANCES BY AGENT. . . . . . . . . . . . . . . . . . .22
3.   REPAYMENT OF THE LOANS. . . . . . . . . . . . . . . . . . . . . . . . . .23
       3.1.   MATURITY.. . . . . . . . . . . . . . . . . . . . . . . . . . . .23
       3.2.   MANDATORY REPAYMENTS OF LOANS. . . . . . . . . . . . . . . . . .23
       3.3.   OPTIONAL REPAYMENTS OF LOANS.. . . . . . . . . . . . . . . . . .24
4.   LETTERS OF CREDIT.. . . . . . . . . . . . . . . . . . . . . . . . . . . .24
       4.1.   LETTER OF CREDIT COMMITMENTS.. . . . . . . . . . . . . . . . . .24
               4.1.1.   COMMITMENT TO ISSUE LETTERS OF CREDIT. . . . . . . . .24
               4.1.2.   LETTER OF CREDIT APPLICATIONS. . . . . . . . . . . . .24
               4.1.3.   TERMS OF LETTERS OF CREDIT.. . . . . . . . . . . . . .25
               4.1.4.   REIMBURSEMENT OBLIGATIONS OF BANKS.. . . . . . . . . .25
               4.1.5.   PARTICIPATIONS OF BANKS. . . . . . . . . . . . . . . .25
       4.2.   REIMBURSEMENT OBLIGATION OF THE BORROWER.. . . . . . . . . . . .25
       4.3.   LETTER OF CREDIT PAYMENTS. . . . . . . . . . . . . . . . . . . .26
       4.4.   OBLIGATIONS ABSOLUTE.. . . . . . . . . . . . . . . . . . . . . .27
       4.5.   RELIANCE BY ISSUER.. . . . . . . . . . . . . . . . . . . . . . .27
       4.6.   LETTER OF CREDIT FEE.. . . . . . . . . . . . . . . . . . . . . .27
5.   CERTAIN GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . .28
       5.1.   FEES.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
               5.1.1.   AGENT'S FEE. . . . . . . . . . . . . . . . . . . . . .28
               5.1.2.   CLOSING FEE. . . . . . . . . . . . . . . . . . . . . .28

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                                         -ii-

       5.2.   FUNDS FOR PAYMENTS.. . . . . . . . . . . . . . . . . . . . . . .28
               5.2.1.   PAYMENTS TO AGENT. . . . . . . . . . . . . . . . . . .28
               5.2.2.   NO OFFSET, ETC.. . . . . . . . . . . . . . . . . . . .29
       5.3.   COMPUTATIONS.. . . . . . . . . . . . . . . . . . . . . . . . . .29
       5.4.   INABILITY TO DETERMINE EURODOLLAR RATE.. . . . . . . . . . . . .29
       5.5.   ILLEGALITY.. . . . . . . . . . . . . . . . . . . . . . . . . . .30
       5.6.   CHANGE IN CIRCUMSTANCES. . . . . . . . . . . . . . . . . . . . .30
       5.7.   CAPITAL ADEQUACY.. . . . . . . . . . . . . . . . . . . . . . . .31
       5.8.   CERTIFICATE. . . . . . . . . . . . . . . . . . . . . . . . . . .31
       5.9.   INDEMNITY. . . . . . . . . . . . . . . . . . . . . . . . . . . .31
       5.10.   INTEREST AFTER EVENT OF DEFAULT.. . . . . . . . . . . . . . . .32
6.   COLLATERAL SECURITY AND GUARANTIES. . . . . . . . . . . . . . . . . . . .32
7.   REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . . . .32
       7.1.   INCORPORATION; GOOD STANDING; AUTHORIZATION. . . . . . . . . . .32
       7.2.   ENFORCEABILITY.. . . . . . . . . . . . . . . . . . . . . . . . .33
       7.3.   TITLE TO PROPERTIES; FRANCHISES, INTELLECTUAL PROPERTY;
       CONSENT; NO CONFLICT; INSURANCE.. . . . . . . . . . . . . . . . . . . .33
       7.4.   FISCAL YEAR; FINANCIAL STATEMENTS AND FORECAST.. . . . . . . . .33
       7.5.   NO MATERIAL CHANGES, ETC.. . . . . . . . . . . . . . . . . . . .33
       7.6.   LITIGATION.. . . . . . . . . . . . . . . . . . . . . . . . . . .33
       7.7.   CONSENTS; NO CONFLICT. . . . . . . . . . . . . . . . . . . . . .34
       7.8.   COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC.. . . . . . . . . .34
       7.9.   PERFECTION OF SECURITY INTEREST; ABSENCE OF FINANCING
       STATEMENTS, ETC.. . . . . . . . . . . . . . . . . . . . . . . . . . . .34
       7.10.   SUBSIDIARIES, ETC.. . . . . . . . . . . . . . . . . . . . . . .34
       7.11.   BANK ACCOUNTS.. . . . . . . . . . . . . . . . . . . . . . . . .34
       7.12.   SENIOR INDEBTEDNESS.. . . . . . . . . . . . . . . . . . . . . .34
       7.13.   STATUS OF GUARANTOR.. . . . . . . . . . . . . . . . . . . . . .35
       7.14.   NO DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . .35
       7.15.   CAPITAL STRUCTURE.. . . . . . . . . . . . . . . . . . . . . . .35
       7.16.   USE OF PROCEEDS.. . . . . . . . . . . . . . . . . . . . . . . .35
               7.16.1.   GENERAL.. . . . . . . . . . . . . . . . . . . . . . .35
               7.16.2.   REGULATIONS U AND X.. . . . . . . . . . . . . . . . .35
8.   AFFIRMATIVE COVENANTS OF THE BORROWER AND THE GUARANTOR.. . . . . . . . .35
       8.1.   PUNCTUAL PAYMENT.. . . . . . . . . . . . . . . . . . . . . . . .35
       8.2.   FINANCIAL STATEMENTS; COMPLIANCE CERTIFICATE; BUDGET.. . . . . .36
       8.3.   BOOKS AND RECORDS; FISCAL YEAR; INSPECTIONS; COMMERCIAL
       FINANCE EXAMINATIONS. . . . . . . . . . . . . . . . . . . . . . . . . .36
       8.4.   MAINTENANCE OF EXISTENCE, RIGHTS, FRANCHISES, ETC.;
       MAINTENANCE OF PROPERTIES, ETC .. . . . . . . . . . . . . . . . . . . .36
       8.5.   INSURANCE; CHIEF EXECUTIVE OFFICE; COMPLIANCE WITH LAW;
       PAYMENT OF TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . .37
       8.6.   NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .37

       8.7.   USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . .38
       8.8.   AGENCY ACCOUNT AGREEMENTS. . . . . . . . . . . . . . . . . . . .38
       8.9.   FURTHER ASSURANCES.. . . . . . . . . . . . . . . . . . . . . . .38
       8.10.  POST-CLOSING MATTERS.. . . . . . . . . . . . . . . . . . . . . .39
       8.11.  AGREEMENTS REGARDING LOAN TO MR. ZEICHNER. . . . . . . . . . . .39
9.   CERTAIN NEGATIVE COVENANTS OF THE BORROWER AND THE GUARANTOR. . . . . . .39
       9.1.   RESTRICTIONS ON INDEBTEDNESS.. . . . . . . . . . . . . . . . . .39
       9.2.   RESTRICTIONS ON LIENS. . . . . . . . . . . . . . . . . . . . . .41
       9.3.   RESTRICTIONS ON SUBSIDIARIES AND INVESTMENTS.. . . . . . . . . .42
       9.4.   DISTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . . . . . .43
       9.5.   MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS. . . . . . . . .43
               9.5.1.   MERGERS AND ACQUISITIONS.. . . . . . . . . . . . . . .43
               9.5.2.   DISPOSITION OF ASSETS. . . . . . . . . . . . . . . . .44
       9.6.   SALE AND LEASEBACK.. . . . . . . . . . . . . . . . . . . . . . .44
       9.7.   GUARANTIES.. . . . . . . . . . . . . . . . . . . . . . . . . . .45
       9.8.   SUBORDINATED DEBT. . . . . . . . . . . . . . . . . . . . . . . .45
       9.9.   BUSINESS ACTIVITIES. . . . . . . . . . . . . . . . . . . . . . .45
       9.10.   FISCAL YEAR.. . . . . . . . . . . . . . . . . . . . . . . . . .45
       9.11.   TRANSACTIONS WITH AFFILIATES. . . . . . . . . . . . . . . . . .45
       9.12.   BANK ACCOUNTS.. . . . . . . . . . . . . . . . . . . . . . . . .46
       9.13.   RESTRUCTURING AGREEMENTS. . . . . . . . . . . . . . . . . . . .46
10.   FINANCIAL COVENANTS OF THE BORROWER. . . . . . . . . . . . . . . . . . .46
       10.1.   CAPITAL EXPENDITURES. . . . . . . . . . . . . . . . . . . . . .46
       10.2.   FUNDED DEBT TO EBITDA.. . . . . . . . . . . . . . . . . . . . .46
       10.3.   FIXED CHARGE RATIO. . . . . . . . . . . . . . . . . . . . . . .47
       10.4.   INTEREST COVERAGE RATIO.. . . . . . . . . . . . . . . . . . . .47
       10.5.   INVENTORY TURN RATIO. . . . . . . . . . . . . . . . . . . . . .47
11.   CLOSING CONDITIONS.. . . . . . . . . . . . . . . . . . . . . . . . . . .48
       11.1.   LOAN DOCUMENTS. . . . . . . . . . . . . . . . . . . . . . . . .48
       11.2.   CERTIFIED COPIES OF CHARTER DOCUMENTS.. . . . . . . . . . . . .48
       11.3.   CORPORATE ACTION. . . . . . . . . . . . . . . . . . . . . . . .48
       11.4.   INCUMBENCY CERTIFICATE. . . . . . . . . . . . . . . . . . . . .48
       11.5.   VALIDITY OF LIENS.. . . . . . . . . . . . . . . . . . . . . . .49
       11.6.   PERFECTION CERTIFICATES.. . . . . . . . . . . . . . . . . . . .49
       11.7.   CERTIFICATES OF INSURANCE.. . . . . . . . . . . . . . . . . . .49
       11.8.   AGENCY ACCOUNT AGREEMENTS.. . . . . . . . . . . . . . . . . . .49
       11.9.   SOLVENCY CERTIFICATE. . . . . . . . . . . . . . . . . . . . . .49
       11.10.   OPINIONS OF COUNSEL. . . . . . . . . . . . . . . . . . . . . .49
       11.11.   PAYMENT OF FEES. . . . . . . . . . . . . . . . . . . . . . . .50
       11.12.   POST-CLOSING MATTERS . . . . . . . . . . . . . . . . . . . . .50
12.   CONDITIONS TO ALL BORROWINGS.. . . . . . . . . . . . . . . . . . . . . .50
       12.1.   REPRESENTATIONS TRUE; NO EVENT OF DEFAULT.. . . . . . . . . . .50
       12.2.   NO LEGAL IMPEDIMENT.. . . . . . . . . . . . . . . . . . . . . .50

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                                         -iv-


13.   EVENTS OF DEFAULT; ACCELERATION; ETC.. . . . . . . . . . . . . . . . . .50
       13.1.   EVENTS OF DEFAULT AND ACCELERATION. . . . . . . . . . . . . . .50
       13.2.   TERMINATION OF COMMITMENTS. . . . . . . . . . . . . . . . . . .53
       13.3.   REMEDIES. . . . . . . . . . . . . . . . . . . . . . . . . . . .53
       13.4.   DISTRIBUTION OF COLLATERAL PROCEEDS.. . . . . . . . . . . . . .53
14.   SETOFF. .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .54
15.   THE AGENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .55
       15.1.   AUTHORIZATION.. . . . . . . . . . . . . . . . . . . . . . . . .55
       15.2.   EMPLOYEES AND AGENTS. . . . . . . . . . . . . . . . . . . . . .56
       15.3.   NO LIABILITY. . . . . . . . . . . . . . . . . . . . . . . . . .56
       15.4.   NO REPRESENTATIONS. . . . . . . . . . . . . . . . . . . . . . .56
               15.4.1.   GENERAL.. . . . . . . . . . . . . . . . . . . . . . .56
               15.4.2.   CLOSING DOCUMENTATION, ETC. . . . . . . . . . . . . .57
       15.5.   PAYMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .57
               15.5.1.   PAYMENTS TO AGENT.. . . . . . . . . . . . . . . . . .57
               15.5.2.   DISTRIBUTION BY AGENT.. . . . . . . . . . . . . . . .57
               15.5.3.   DELINQUENT BANKS. . . . . . . . . . . . . . . . . . .57
       15.6.   HOLDERS OF NOTES. . . . . . . . . . . . . . . . . . . . . . . .58
       15.7.   INDEMNITY.. . . . . . . . . . . . . . . . . . . . . . . . . . .58
       15.8.   AGENT AS BANK.. . . . . . . . . . . . . . . . . . . . . . . . .58
       15.9.   RESIGNATION.. . . . . . . . . . . . . . . . . . . . . . . . . .58
       15.10.   NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT.. . . . . . . .59
       15.11.   DUTIES IN THE CASE OF ENFORCEMENT. . . . . . . . . . . . . . .59
16.   EXPENSES AND INDEMNIFICATION.. . . . . . . . . . . . . . . . . . . . . .59
       16.1.   EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . . . .59
       16.2.   INDEMNIFICATION.. . . . . . . . . . . . . . . . . . . . . . . .60
       16.3.   SURVIVAL. . . . . . . . . . . . . . . . . . . . . . . . . . . .61
17.   TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION. . . . . . . . . . . . . .61
       17.1.   SHARING OF INFORMATION WITH SECTION 20 SUBSIDIARY.. . . . . . .61
       17.2.   CONFIDENTIALITY.. . . . . . . . . . . . . . . . . . . . . . . .61
       17.3.   PRIOR NOTIFICATION. . . . . . . . . . . . . . . . . . . . . . .62
       17.4.   OTHER.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .62
18.   SURVIVAL OF COVENANTS, ETC.. . . . . . . . . . . . . . . . . . . . . . .62
19.   ASSIGNMENT AND PARTICIPATION.. . . . . . . . . . . . . . . . . . . . . .63
       19.1.   CONDITIONS TO ASSIGNMENT BY BANKS.. . . . . . . . . . . . . . .63
       19.2.   CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS;
       COVENANTS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .63
       19.3.   REGISTER. . . . . . . . . . . . . . . . . . . . . . . . . . . .64
       19.4.   NEW NOTES.. . . . . . . . . . . . . . . . . . . . . . . . . . .65
       19.5.   PARTICIPATIONS. . . . . . . . . . . . . . . . . . . . . . . . .65
       19.6.   DISCLOSURE. . . . . . . . . . . . . . . . . . . . . . . . . . .65
       19.7.   ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWER OR
       THE GUARANTOR.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .66
       19.8.   MISCELLANEOUS ASSIGNMENT PROVISIONS.. . . . . . . . . . . . . .66

       19.9.   ASSIGNMENT BY BORROWER OR GUARANTOR.. . . . . . . . . . . . . .66
20.   NOTICES, ETC.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .67
21.   GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .67
22.   HEADINGS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .68
23.   COUNTERPARTS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .68
24.   ENTIRE AGREEMENT, ETC. . . . . . . . . . . . . . . . . . . . . . . . . .68
25.   WAIVER OF JURY TRIAL.. . . . . . . . . . . . . . . . . . . . . . . . . .68
26.   CONSENTS, AMENDMENTS, WAIVERS, ETC.. . . . . . . . . . . . . . . . . . .69
27.   SEVERABILITY.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .69
28.   TRANSITIONAL ARRANGEMENTS. . . . . . . . . . . . . . . . . . . . . . . .69
       28.1.   FIRST RESTATED CREDIT AGREEMENT SUPERSEDED. . . . . . . . . . .69
       28.2.   RETURN AND CANCELLATION OF NOTES. . . . . . . . . . . . . . . .70
       28.3.   FEES UNDER SUPERSEDED AGREEMENT.. . . . . . . . . . . . . . . .70

                                  LIST OF SCHEDULES



SCHEDULE 1             -    Banks

SCHEDULE 1.1(a)        -    Restructuring Transactions

SCHEDULE 7.4           -    Fiscal Periods

SCHEDULE 7.7           -    Consents

SCHEDULE 7.11          -    Bank Accounts

SCHEDULE 7.15          -    Capital Structure

SCHEDULE 9.1           -    Existing Indebtedness

SCHEDULE 9.2           -    Existing Liens

                                   LIST OF EXHIBITS


EXHIBIT A              -    Form of Agency Account Agreement

EXHIBIT B              -    Form of Amended and Restated Revolving Credit Note

EXHIBIT C              -    Form of Loan Request

EXHIBIT D              -    Form of Compliance Certificate

EXHIBIT E              -    Form of Assignment and Acceptance

                             SECOND AMENDED AND RESTATED
                              REVOLVING CREDIT AGREEMENT

     This SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT is made as of December 23, 1998, by and among CHARLOTTE RUSSE, INC. (the "Borrower"), a California corporation having its principal place of business at 4645 Morena Boulevard, San Diego, California 92117, CHARLOTTE RUSSE HOLDING, INC., (the "Guarantor"), a Delaware corporation, BANKBOSTON, N.A., a national banking association, and the other lending institutions listed on SCHEDULE 1, and BANKBOSTON, N.A., as agent for itself and such other lending institutions.

       1.  DEFINITIONS AND RULES OF INTERPRETATION.

     1.1. DEFINITIONS. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Credit Agreement referred to below:

     ADMINISTRATION CONTRIBUTION AGREEMENT.  The Capital
Contribution/Incorporation Agreement dated as of September 25, 1998 between the Borrower and Charlotte Russe Administration, as in effect on the Closing Date.

     AFFILIATE. Any Person that would be considered to be an affiliate of the Borrower or the Guarantor under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrower or the Guarantor were issuing securities.

     AGENCY ACCOUNT AGREEMENT. The several Agency Account Agreements, in substantially the form of EXHIBIT A, entered into by any of the Transaction Parties, the Agent and any depository institutions at which such Transaction Party maintains depository accounts, subject to the requirements of Section 8.8.

     AGENT'S FEE LETTER. The side letter dated as of the date hereof between the Borrower and the Agent regarding the Borrower's payment of an annual Agent's fee.

     AGENT'S HEAD OFFICE. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent or its successor in such capacity may designate from time to time as its head office.

     AGENT. BankBoston, N.A. (or its successor, in such capacity), acting as agent for the Banks.

     AGENT'S SPECIAL COUNSEL. Bingham Dana LLP or such other counsel as may be approved by the Agent.

     APPLICABLE BASE RATE MARGIN. For any fiscal quarter or period thereof within any Interest Period with respect to any Base Rate Loan, three quarters of one percent (.75%) per annum; PROVIDED, HOWEVER, that from and after the Agent's receipt of the financial statements required by Section 8.2 for the fiscal quarter of the Borrower and the Guarantor ending March 27, 1999 and in the event that the Interest Coverage Ratio as of the last day of any fiscal quarter referred to above meets the requirements set forth in the chart below, the Applicable Base Rate Margin shall be adjusted, on the dates and for the periods set forth in the paragraph below, to the percentage set forth opposite the applicable Interest Coverage Ratio in the table below:

                           Interest
                        Coverage Ratio           Applicable Base Rate Margin
                        --------------           ---------------------------
             Less than or equal to   2.00:1.00              1.00%
             Greater than 2.00:1.00 and less
               than or equal to 3.00:1.00                   0.75%
             Greater than 3.00:1.00 and less
               than or equal to 3.50:1.00                   0.50%
             Greater than 3.50:1.00                         0.25%

Changes in the Applicable Base Rate Margin resulting from changes in the Interest Coverage Ratio shall become effective on the date on the 10th day after which financial statements are received by the Agent pursuant to Section 8.2 (but with such receipt in no event to be later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 100th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Applicable Base Rate Margin as at the end of the fiscal period that would have been covered thereby shall, for the purposes of this definition, be deemed to be 1.00%. In addition, at all times while an Event of Default shall have occurred and be continuing, the Applicable Base Rate Margin shall for the purposes of this definition be deemed to be 1.00%. Each determination of the Interest Coverage Ratio pursuant to this definition shall be made with respect to the period of four consecutive fiscal quarters of the Borrower ending at the end of the period covered by the relevant financial statements.

     APPLICABLE EURODOLLAR RATE MARGIN. For any fiscal quarter or period thereof within any Interest Period with respect to a Eurodollar Rate Loan, two and one half percent (2.50%) per annum; PROVIDED, HOWEVER, that from and after the Agent's receipt of the financial statements required by Section 8.2 for the fiscal quarter of the Borrower and the Guarantor ending March 27, 1999 and in the event that the Interest Coverage Ratio as of the last day of any fiscal quarter referred to above meets the requirements set forth in the chart below, the Applicable Eurodollar Rate Margin shall be adjusted, on the dates and for the periods set forth in the paragraph below, to the percentage set forth opposite the applicable Interest Coverage Ratio in the table below:


                        Interest
                     Coverage Ratio            Applicable Eurodollar Rate Margin
                     --------------            ---------------------------------
          Less than or equal to 2.00:1.00                     2.75%
          Greater than 2.00:1.00 and less than
            or equal to 3.00:1.00                             2.50%
          Greater than 3.00:1.00 and less than
            or equal to 3.50:1.00                             2.25%
          Greater than 3.50:1.00                              2.00%

Changes in the Applicable Eurodollar Rate Margin resulting from changes in the Interest Coverage Ratio shall become effective on the 10th day after the date on which financial statements are received by the Agent pursuant to Section 8.2 (but with such receipt in no event to be later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 100th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Applicable Eurodollar Rate Margin as at the end of the fiscal period that would have been covered thereby shall, for the purposes of this definition, be deemed to be 2.75%. In addition, at all times while an Event of Default shall have occurred and be continuing, the Applicable Eurodollar Rate Margin shall for the purposes of this definition be deemed to be 2.75%. Each determination of the Interest Coverage Ratio pursuant to this definition shall be made with respect to the period of four consecutive fiscal quarters of the Borrower ending at the end of the period covered by the relevant financial statements.

     ASSIGNMENT AND ACCEPTANCE.  See Section 19.1.

     BALANCE SHEET DATE.  September 27, 1997.

     BANKRUPTCY COURT ORDER. (i) The Revised Amended Order Granting Debtor's Motion For Order Authorizing (1) Sale of Business Assets Free and Clear of Liens, Claims and Encumbrances Outside The Ordinary Course of Business; and (2) Assumption and Assignment of Real and Personal Property Leases In Connection Therewith; Except With Respect to the Taubman Company Re: Store 2064 (Beverly Center) and (ii) the Revised Order Granting Debtors' Motion for Order Authorizing (1) Sale of Leasehold Interest In, and (2) Assumption and Assignment of Real Property Lease With the Taubman Company of Store 2064 (Beverly Center), each entered by the United States Bankruptcy Court for the Central District of California in Case No. LA 97-34276-SB on September 29, 1997.

     BANKS. BKB and the other lending institutions listed on SCHEDULE 1 hereto and any other Person who or which becomes an assignee of any rights and obligations of a Bank pursuant to Section 19.

     BASE RATE. The higher of (i) the annual rate of interest announced from time to time by BKB at its head office in Boston, Massachusetts, as its "base rate" and (ii) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three funds brokers of recognized standing selected by the Agent.

     BASE RATE LOANS. Loans bearing interest calculated by reference to the Base Rate.

     BKB. BankBoston, N.A. (f/k/a The First National Bank of Boston), a national banking association, in its individual capacity.

     BORROWER.  As defined in the preamble hereto.

     BORROWER STOCK PLEDGE AGREEMENT. The Stock Pledge Agreement, dated or to be dated on or prior to the Closing Date, between the Borrower and the Agent, in form and substance satisfactory to the Banks and the Agent and in form substantially the same as the Parent Stock Pledge Agreement.

     BORROWER TRADEMARK AGREEMENT. The Second Amended and Restated Trademark Collateral Security and Pledge Agreement, dated or to be dated on or prior to the Closing Date, made by the Borrower in favor of the Agent and the several Assignments of Trademarks delivered in connection therewith, in each case in form and substance satisfactory to the Agent.

     BUSINESS DAY. Any day on which banking institutions in Boston, Massachusetts, are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

     CAPITAL EXPENDITURES. Amounts paid or Indebtedness incurred by the Guarantor or any of its Subsidiaries in connection with the purchase or lease by the Guarantor or any of its Subsidiaries of fixed assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles (excluding amounts paid or Indebtedness incurred in respect of Capitalized Leases); PROVIDED that Capital Expenditures shall be calculated (i) net of any landlord allowances for the purchase, lease or other acquisition or construction of fixed assets, (ii) in connection with the replacement or repair of any fixed asset, net of any cash sale or insurance proceeds received by the Guarantor or its Subsidiaries in respect of a sale of or casualty involving the fixed asset which is replaced or repaired, and (iii) excluding amounts paid in connection with the Rampage Acquisition pursuant to the Rampage Acquisition Documents.

     CAPITALIZED LEASES. Leases under which the Guarantor or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

     CHARLOTTE RUSSE ADMINISTRATION. Charlotte Russe Administration, Inc., a California corporation and wholly owned Subsidiary of the Borrower.

     CHARLOTTE RUSSE MERCHANDISING. Charlotte Russe Merchandising, Inc., a California corporation and wholly owned Subsidiary of the Borrower.

     CHARLOTTE RUSSE MERCHANDISING TRADEMARK AGREEMENT. The Trademark Collateral Security and Pledge Agreement, dated or to be dated on or prior to the Closing Date, made by Charlotte Russe Merchandising in favor of the Agent, and the several Assignments of Trademarks delivered in connection therewith, in each case in form and substance satisfactory to the Agent.

     CHARTER. The Certificate of Incorporation of the Guarantor, as in effect on the Closing Date.

     CHARTER DOCUMENTS. In respect of any entity, the certificate or articles of incorporation or organization and the by-laws of such entity, or other constitutive documents of such entity.

     CLOSING DATE. The first date on which the conditions set forth in Section 11 have been satisfied and any Loans are to be made or any Letter of Credit is to be issued hereunder.

     CODE.  The Internal Revenue Code of 1986.

     COLLATERAL. All of the property, rights and interests of the Borrower, the Guarantor and their Subsidiaries that are or are intended to be subject to the security interests and mortgages created by the Security Documents.

     COMMITMENT. With respect to each Bank, the amount set forth on SCHEDULE 1 hereto as the amount of such Bank's commitment to make Loans to, and to participate in the issuance, extension and renewal of Letters of Credit for the account of, the Borrower, as the same may be reduced from time to time pursuant to Section 2.3 or otherwise; or if such commitment is terminated pursuant to the provisions hereof, zero.

     COMMITMENT PERCENTAGE. With respect to each Bank, the percentage set forth on SCHEDULE 1 hereto as such Bank's percentage of the aggregate Commitments of all of the Banks.

     CONSENT. In respect of any Person, any permit, license or exemption from, approval, consent of, registration or filing with any local, state or federal governmental or regulatory agency or authority, required under applicable law.

     CONSOLIDATED OR CONSOLIDATED. With reference to any term defined herein, shall mean that term as applied to the accounts of the Guarantor and its Subsidiaries, consolidated in accordance with generally accepted accounting principles.

     CONSOLIDATED EBITDA. For any fiscal period, an amount equal to Consolidated Net Income of the Guarantor and its Subsidiaries for such period, PLUS, to the extent deducted in the calculation of Consolidated Net Income for such period and without duplication, the sum of (a) depreciation and amortization for such period, PLUS (b) income tax expense for such period, PLUS
(c) Consolidated Total Interest Expense paid or accrued during such period, PLUS
(d) fees and expenses paid by the Guarantor and its Subsidiaries during such period in connection, and associated, with the closing of (i) the Loans (as defined in the First Restated Credit Agreement) and the Rampage Acquisition, not to exceed in aggregate amount $500,000 for all fiscal periods, and (ii) the Loans, not to exceed in aggregate amount $100,000 for all fiscal periods, all as determined in accordance with GAAP.

     CONSOLIDATED FUNDED DEBT. At any time of determination, the sum of (i) the amount of the Loans Outstanding (after giving account to any amounts requested) PLUS (ii) the Maximum Drawing Amount and all Unpaid Reimbursement Obligations PLUS (iii) the outstanding amount of any other Indebtedness For Borrowed Money.

     CONSOLIDATED NET INCOME. For any period, the consolidated net income (or net deficit) of the Guarantor and its Subsidiaries, after deduction of all expenses, taxes and other proper charges, determined in accordance with GAAP, after eliminating therefrom all extraordinary non-recurring non-cash items of income and expense.

     CONSOLIDATED TOTAL DEBT SERVICE. For any period, the sum of (a) Consolidated Total Interest Expense for such period PLUS (b) the aggregate liability of the Guarantor and its Subsidiaries for principal payments in respect of Indebtedness relating to the borrowing of money or the obtaining of credit (other than Indebtedness consisting of current liabilities permitted under Section 9.1(d) hereof, other Indebtedness consisting of non-interest bearing ordinary course obligations, principal payments on the Loans resulting from prepayments required by Section 2.3.1 or Section 3.2, and Indebtedness consisting of the Term Loan (as defined in the First Restated Credit Agreement) repaid with the proceeds of the Loans on the Closing Date) due and payable during such period.

     CONSOLIDATED TOTAL INTEREST EXPENSE. For any period, the aggregate liability of the Guarantor and its Subsidiaries for interest on Indebtedness relating to the borrowing of money or the obtaining of credit (other than Indebtedness permitted under Section 9.1(d) hereof and other Indebtedness consisting of non-interest bearing ordinary course obligations), whether expensed or capitalized, including payments consisting of interest in respect of Capitalized Leases and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees and expenses in connection with the borrowing of money or obtaining of credit.

     CONSOLIDATED TOTAL LIABILITIES. All liabilities of the Guarantor and its Subsidiaries that in accordance with GAAP are properly classified as liabilities.

     CONVERSION REQUEST. A notice given by the Borrower to the Agent of the Borrower's election to convert or continue a Loan in accordance with
Section 2.7.

     CREDIT AGREEMENT. This Second Amended and Restated Revolving Credit Agreement, including the Schedules and Exhibits hereto.

     DEFAULT. An event or act which with the giving of notice and/or the lapse of time would become an Event of Default.

     DELINQUENT BANK.  See Section 15.5.3.

     DOCUMENTARY LETTER OF CREDIT. Any Letter of Credit that is issued for the benefit of a supplier of inventory to the Borrower to effect payment for such inventory, the conditions of drawing under which include the presentation to the Agent of bills of lading, invoices or similar documents.

     DOLLARS or $.  Dollars in lawful currency of the United States of America.

     DOMESTIC LENDING OFFICE. Initially, the office of each Bank designated as such in SCHEDULE 1 hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

     DRAWDOWN DATE. The date on which any Loan is made or is to be made, and the date on which any Loan is converted or continued in accordance with Section 2.7.

     ELIGIBLE ASSIGNEE. Any of (i) a commercial bank or finance company organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, PROVIDED that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (iv) the central bank of any country which is a member of the OECD; and (v) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution or other Person approved by the Agent, such approval not to be unreasonably withheld.

     ENVIRONMENTAL LAWS. All laws pertaining to environmental matters, including without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, in each case as amended, and all rules, regulations, judgments, decrees, orders and licenses arising under all such laws.

     EQUITY DOCUMENTS.  The Warrant, the Securityholders Agreement and the
Charter.

     ERISA. The Employee Retirement Income Security Act of 1974, as amended, and all rules, regulations, judgments, decrees and orders arising thereunder.

     EUROCURRENCY RESERVE RATE. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were Outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

     EURODOLLAR BUSINESS DAY. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Agent in its sole discretion acting in good faith.

     EURODOLLAR LENDING OFFICE. Initially, the office of each Bank designated as such in SCHEDULE 1 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining Eurodollar Rate Loans.

     EURODOLLAR RATE. For any Interest Period with respect to a Eurodollar Rate Loan, the rate of interest equal to (i) the rate at which BKB's Eurodollar Lending Office is offered Dollar deposits two Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar

Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan of BKB to which such Interest Period applies, divided by (ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

     EURODOLLAR RATE LOANS. Loans bearing interest calculated by reference to the Eurodollar Rate.

     EVENT OF DEFAULT.  Any of the events listed in Section 13.1 hereof.

     FINANCIAL STATEMENTS. In respect of any period, the balance sheet of any Person as at the end of such period, and the related statement of income and statement of cash flow for such period, each setting forth in comparative form the figures for the previous comparable fiscal period, all in reasonable detail as prepared in accordance with generally accepted accounting principles except, with respect to monthly and quarterly financial statements, the absence of footnotes.

     FIRST RESTATED CREDIT AGREEMENT. The Amended and Restated Revolving Credit and Term Loan Agreement dated as of December 5, 1997 among the Borrower, the Guarantor, the Agent and the Banks.

     FUNDS. Collectively, The SK Equity Fund, L.P. and the SK Investment Fund, L.P.

     GENERALLY ACCEPTED ACCOUNTING PRINCIPLES or GAAP. Generally accepted accounting principles consistent with those adopted by the Financial Accounting Standards Board and its predecessor, (i) generally, as in effect from time to time, and (ii) for purposes of determining compliance by the Guarantor and its Subsidiaries with its financial covenants set forth herein, as in effect for the fiscal year therein reported in the most recent Financial Statements submitted to the Agent and the Banks prior to execution of this Credit Agreement.

     GUARANTIES.  The Parent Guaranty and each Subsidiary Guaranty.

     GUARANTOR.  See the preamble.

     INDEBTEDNESS. All obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (i) all debt and similar monetary obligations, whether direct or indirect; (ii) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (iii) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit; PROVIDED that solely for purposes of the definitions of Capital Expenditures, Consolidated Funded Debt, Consolidated Total Debt Service and Consolidated Total Interest Expense, letters of credit issued to secure trade obligations for goods or services in the ordinary course of business, consistent with past practices, workmen's compensation or similar liabilities and other obligations (not otherwise constituting Indebtedness) arising in the ordinary course of business shall be considered Indebtedness only to the extent that the aggregate face amount of such letters of credit exceeds $500,000.

     INDEBTEDNESS FOR BORROWED MONEY. (a) All obligations for borrowed money, whether secured or unsecured, absolute or contingent, including, without limitation, unmatured reimbursement obligations with respect to letters of credit (PROVIDED that solely for purposes of the definitions of Capital Expenditures, Consolidated Funded Debt, Consolidated Total Debt Service and Consolidated Total Interest Expense, letters of credit issued to secure trade obligations for goods or services in the ordinary course of business, consistent with past practices, workmen's compensation or similar liabilities and other obligations (not otherwise constituting Indebtedness For Borrowed Money) arising in the ordinary course of business shall be considered Indebtedness For Borrowed Money only to the extent that the aggregate face amount of such letters of credit exceeds $500,000), or guarantees issued for the account of or on behalf of any of the Transaction Parties, and all obligations representing the deferred purchase price of property or services, other than accounts payable or accrued expenses arising in the ordinary course of business, (b) all obligations evidenced by bonds, notes, debentures or other similar instruments, (c) all obligations secured by any mortgage, pledge, security interest or other lien on property owned or acquired by any of the Transaction Parties, whether or not the obligations secured thereby shall have been assumed, (d) that portion of all obligations arising under Capitalized Leases that is required to be capitalized on the Guarantor's consolidated financial statements, and (e) all guaranties, endorsements and other contingent obligations of any of the Transaction Parties, whether direct or indirect, in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise.

     INELIGIBLE SECURITIES. Securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1993 (12 U.S.C. Section 24, Seventh), as amended.

     INTEREST COVERAGE RATIO. With respect to the last day of any fiscal quarter, the ratio of (i) the sum of Consolidated EBITDA for the period of four consecutive fiscal quarters ending on such day PLUS Rental Obligations for such fiscal period to (ii) the sum of Consolidated Total Interest Expense for such fiscal period PLUS Rental Obligations for such fiscal period.

     INTEREST PAYMENT DATE. (i) As to any Base Rate Loan, the last day of any fiscal quarter of the Borrower; and (ii) as to any Eurodollar Rate Loan, the last day of the Interest Period relating to such Eurodollar Rate Loan.

     INTEREST PERIOD: With respect to each Loan, (i) initially, the period commencing on the initial Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Loan Request (A) for any Base Rate Loan, the last day of the fiscal quarter of the Borrower; and (B) for any Eurodollar Rate Loan, 1, 2 or 3 months; and (ii) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; PROVIDED that all of the foregoing provisions relating to Interest Periods are subject to the following:

          (a) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

          (b) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day and interest shall accrue until such next succeeding Business Day;

          (c) if the Borrower shall fail to give notice as provided in Section 2.7, the Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

          (d) any Interest Period that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

          (e) any Interest Period relating to any Eurodollar Rate Loan that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

     INTEREST RATE AGREEMENT. Any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate futures contract, interest rate option agreement or other similar agreement or arrangement to which the Borrower is a party, designed to protect the Borrower against fluctuations in interest rates.

     LETTER OF CREDIT.  See Section 4.1.1.

     LETTER OF CREDIT APPLICATION.  See Section 4.1.2.

     LETTER OF CREDIT FEE.  See Section 4.6.

     LETTER OF CREDIT PARTICIPATION.  See Section 4.1.4.

     LICENSE AGREEMENT. The License Agreement dated as of September 30, 1997 by and between Rampage Clothing Company, a California corporation, and the Borrower, as in effect on September 30, 1997.

     LIENS. Any encumbrance mortgage, pledge, hypothecation, charge, restriction or other security interest of any kind securing any obligation of any entity or person.

     LOAN DOCUMENTS. This Credit Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit, the Agent's Fee Letter, the Subordination Documents, the Equity Documents and the Security Documents.

     LOAN REQUEST.  See Section 2.6.

     LOANS. Revolving credit loans made or to be made by the Banks to the Borrower pursuant to Section 2.

     MAJORITY BANKS. As of any date, the Banks holding at least sixty-six and two thirds percent (66-2/3%) of the Outstanding principal amount of the Notes on such date; and if no such principal is Outstanding, the Banks whose aggregate Commitments constitutes at least sixty-six and two thirds percent (66-2/3%) of the Total Commitment; PROVIDED, HOWEVER, that at any time when there are two Banks party to this Credit Agreement, the term "Majority Banks" shall mean each such Bank; and PROVIDED FURTHER that at any time when there are more than two Banks party to this Credit Agreement and BKB holds sixty-six and two thirds percent (66-2/3%) or more of the Outstanding principal amount of the Notes on such date (or, if no such principal is Outstanding, if BKB's Commitment constitutes sixty-six and two thirds percent (66-2/3%) or more of the Total Commitment), the term "Majority Bank" shall mean BKB and at least one other Bank.

     MATERIALLY ADVERSE EFFECT. Any materially adverse effect on the financial condition, business operations or assets of the Guarantor or any of its Subsidiaries, as the case may be, or material impairment of the ability of the Guarantor or any of its Subsidiaries, as the case may be, to perform its obligations hereunder or under any of the other Loan Documents.

     MAXIMUM DRAWING AMOUNT. The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

     MERCHANDISING CONTRIBUTION AGREEMENT.  The Capital
Contribution/Incorporation Agreement dated as of September 25, 1998 between the Borrower and Charlotte Russe Merchandising, as in effect on the Closing Date.

     NET CASH PROCEEDS. With respect to any sale of any assets of any of the Transaction Parties, the gross consideration received by such Transaction Party (in cash) from such sale, net of commissions, direct sales costs, normal closing adjustments, income taxes attributable to such sale, amounts paid in connection with the discharge of any liens on such assets and professional fees and expenses incurred directly in connection therewith, to the extent that the foregoing are actually paid in connection with such sale.

     NOTES.  See Section 2.4.

     OBLIGATIONS. All indebtedness, obligations and liabilities of any of the Guarantor and its Subsidiaries to any of the Banks and the Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement, any of the other Loan Documents or any Interest Rate Agreement or in respect of any of the Loans made or Reimbursement Obligations incurred or any of the Notes, Letter of Credit Applications, Letters of Credit or other instruments at any time evidencing any thereof.

     OUTSTANDING or outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

     ORIGINAL ACQUISITION. The acquisition by the Guarantor in September, 1996 of all of the outstanding shares of the capital stock of the predecessors of the Borrower.

     PARENT GUARANTY. The Amended and Restated Guaranty, dated or to be dated on or prior to the Closing Date, made by the Guarantor in favor of the Banks and the Agent pursuant to which the Guarantor guaranties to the Banks and the Agent the payment and performance of the Obligations, in form and substance satisfactory to the Banks and the Agent and in substantially the same form as the Amended and Restated Guaranty executed and delivered pursuant to the First Restated Credit Agreement.

     PARENT STOCK PLEDGE AGREEMENT. The Second Amended and Restated Stock Pledge Agreement, dated or to be dated on or prior to the Closing Date, between the Guarantor and the Agent, in form and substance satisfactory to the Banks and the Agent and in form substantially the same as the Amended and Restated Stock Pledge Agreement executed and delivered pursuant to the First Restated Credit Agreement.

     PERFECTION CERTIFICATE. The Perfection Certificate as defined in the Security Agreement.

     PERMITTED LIENS. Liens, security interests and other encumbrances permitted by Section 9.2.

     PERSON. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     PRIOR CREDIT AGREEMENT. The Revolving Credit and Term Loan Agreement dated as of September 27, 1996 among the Borrower (f/k/a Lawrence Merchandising Corporation and successor by merger of Lawrence Merchandising Corporation of Nevada and Lawrence Merchandising Corporation of Nevada II), the Guarantor and BKB, as heretofore amended and in effect.

     RAMPAGE ACQUISITION. The acquisition by the Borrower of the Rampage Assets pursuant to the Rampage Acquisition Documents.

     RAMPAGE ACQUISITION DOCUMENTS. Collectively, the Asset Purchase Agreement dated as of September 30, 1997 by and between Rampage Retailing, Inc., a Delaware corporation, and the Borrower, as in effect on September 30, 1997; the License Agreement; and all other agreements and documents required to be entered into or delivered pursuant thereto or in connection with the Rampage Acquisition.

     RAMPAGE ASSETS. Assets of Rampage acquired by the Borrower pursuant to the terms of the Rampage Acquisition Documents.

     RECORD. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note.

     REDUCTION DATE.  See Section 2.8.1.

     REGISTER.  See Section 24.3.

     REIMBURSEMENT OBLIGATION. The Borrower's obligation to reimburse the Agent and the Banks on account of any drawing under any Letter of Credit as provided in Section 4.2.

     RENTAL OBLIGATIONS. For any period, all obligations in respect of base and contingent rent and common area maintenance paid or due by the Guarantor or any of its Subsidiaries during such period under any rental agreements or leases of real or personal property (other than Capitalized Leases).

     REQUIREMENT OF LAW. In respect of any Person, any law, treaty, rule, regulation or determination of an arbitrator, court, or other governmental authority, in each case applicable to or binding upon such Person or affecting any of its property.

     RESTRUCTURING AGREEMENTS. Those agreements listed on SCHEDULE 1.1(a), as in effect on the Closing Date.

     REVOLVING CREDIT LOAN MATURITY DATE.  September 30, 2002.

     SECTION 20 SUBSIDIARY. A Subsidiary of the bank holding company controlling any Bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

     SECURITY AGREEMENT. The Second Amended and Restated Security Agreement, dated or to be dated on or prior to the Closing Date, among the Borrower, the Guarantor, certain Subsidiaries of the Borrower and the Agent, in form and substance satisfactory to the Banks and the Agent and in form substantially the same as the Amended and Restated Security Agreement executed and delivered pursuant to the First Restated Credit Agreement.

     SECURITY DOCUMENTS. The Guaranties, the Security Agreement, the Trademark Agreements, the Stock Pledge Agreements, the Agency Account Agreements and all other instruments and documents, including without limitation Uniform Commercial Code financing statements, required to be executed or delivered pursuant to any Security Document.

     SECURITYHOLDERS AGREEMENT: The Securityholders Rights Agreement dated as of September 27, 1996 among the Guarantor, The SK Equity Fund, L.P., FSC Corp., as assignee of BKB, and such other stockholders of the Guarantor as may, from time to time, become parties thereto in accordance with the provisions thereof.

     STANDBY LETTER OF CREDIT: Any Letter of Credit other than a Documentary Letter of Credit.

     STOCK PLEDGE AGREEMENTS. The Borrower Stock Pledge Agreement and the Parent Stock Pledge Agreement.

     SUBORDINATED DEBT. Unsecured Indebtedness of any of the Transaction Parties other than Charlotte Russe Administration that is expressly subordinated and made junior to the payment and performance in full of the Obligations, and evidenced as such by the Subordination Agreement or by another written instrument containing subordination provisions in form and substance approved by the Majority Banks in writing.

     SUBORDINATED NOTES. The Second Amended and Restated 12.5% Senior Subordinated Notes due 2003 dated as of December 23, 1998, issued by the Guarantor in favor of the Funds in the original aggregate principal amount of $11,000,000.

     SUBORDINATION AGREEMENT. The Second Amended and Restated Subordination and Intercreditor Agreement, dated or to be dated as of the Closing Date, among the Agent, the Funds, the Guarantor and the Borrower, in form and substance satisfactory to the Banks and the Agent and in form substantially the same as the Amended and Restated Subordination and Intercreditor Agreement executed and delivered pursuant to the First Restated Credit Agreement.

     SUBORDINATION DOCUMENTS. The Subordination Agreement and the Subordinated Notes.

     SUBSIDIARY. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

     TOTAL COMMITMENT. The sum of the Commitments of the Banks, as in effect from time to time.

     TRADEMARK AGREEMENTS. The Borrower Trademark Agreement and the Charlotte Russe Merchandising Trademark Agreement.

     TRANSACTION PARTIES. Collectively, the Borrower, the Guarantor and each of their Subsidiaries.

     TYPE. As to any Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

     UNIFORM CUSTOMS. With respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

     UNPAID REIMBURSEMENT OBLIGATION. Any Reimbursement Obligation for which the Borrower does not reimburse the Agent and the Banks on the date specified in, and in accordance with, Section 4.2.

     VOTING STOCK. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

     WARRANT. The Warrant issued by the Guarantor on September 27, 1996 to FSC Corp., assignee of BKB.

     1.2.  RULES OF INTERPRETATION.

          (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

          (b) The singular includes the plural and the plural includes the singular.

          (c) A reference to any law includes any amendment or modification to such law.

          (d) A reference to any Person includes its permitted successors and permitted assigns.

          (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

          (f)  The words "include", "includes" and "including" are not limiting.

          (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

          (h) Reference to a particular "Section " refers to that section of this Credit Agreement unless otherwise indicated.

          (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

          (j) Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

          (k) This Credit Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are, however, cumulative and are to be performed in accordance with the terms thereof.

          (l) This Credit Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Agent and the Borrower and the other Transaction Parties and are the product of discussions and negotiations among all parties. Accordingly, this Credit Agreement and the other Loan Documents are not intended to be construed against the Agent or any of the Banks merely on account of the Agent's or any Bank's involvement in the preparation of such documents.

                    2.  THE REVOLVING CREDIT FACILITY.

     2.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, each of the Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time from the Closing Date up to but not including the Revolving Credit Loan Maturity Date upon notice by the Borrower to the Agent given in accordance with Section 2.6, such sums as are requested by the Borrower up to a maximum aggregate amount Outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment MINUS such Bank's Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, PROVIDED that the sum of the Outstanding amount of the Loans (after giving effect to all amounts requested) PLUS the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not at any time exceed the Total Commitment. The Loans shall be made PRO RATA in accordance with each Bank's Commitment Percentage. Each request for a Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 11 and Section 12, in the case of the initial Loans to be made on the Closing Date, and Section 12, in the case of all other Loans, have been satisfied on the date of such request.

     2.2. COMMITMENT FEE. The Borrower agrees to pay to the Agent for the accounts of the Banks in accordance with their respective Commitment Percentages a commitment fee calculated at the rate of one-quarter of one percent (0.25%) per annum on the average daily amount during each fiscal quarter or portion thereof, from the date hereof to the Revolving Credit Loan Maturity Date, by which the Total Commitment MINUS the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the

Outstanding amount of Loans during such fiscal quarter. The commitment fee shall be payable quarterly in arrears on the first day of each fiscal quarter of the Borrower for the immediately preceding fiscal quarter commencing on the first such date following the date hereof, with a final payment on the Revolving Credit Loan Maturity Date or any earlier date on which the Commitments shall terminate.

     2.3.  REDUCTION OF TOTAL COMMITMENT.

          2.3.1. MANDATORY REDUCTION OF TOTAL COMMITMENT. The Total Commitment shall automatically and irrevocably be reduced, on the date set forth in the table below under the column headed "Reduction Date," or, if such date is not a Business Day, on the Business Day immediately following (each such Business Day, a "Reduction Date") to the amount set forth in the table set forth below under the column headed "Total Commitment" opposite such date in the table below:

      Reduction Date               Total Commitment   Amount of Reduction
      --------------               ----------------   -------------------
      October 1, 1999                 $24,500,000         $1,500,000

      October 1, 2000                 $20,000,000         $4,500,000

      October 1, 2001                 $14,500,000         $5,500,000

     Upon the occurrence of a Reduction Date, the Commitment of each Bank shall be reduced PRO RATA in accordance with its Commitment Percentage of the amount by which the Total Commitment is reduced. If, on any Reduction Date, the sum of the outstanding amount of the Loans PLUS the Maximum Drawing Amount PLUS all Unpaid Reimbursement Obligations exceeds the Total Commitment in effect after giving effect to the reduction of the Total Commitment that occurred on such date pursuant to this Section 2.3.1, then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks for application FIRST, to any Unpaid Reimbursement Obligation; SECOND, to the Loans; and THIRD, to provide to the Agent cash collateral for Reimbursement Obligations if required pursuant to Section 4.2(b) or (c).

          2.3.2. OPTION OF REDUCTION OF TOTAL COMMITMENT. The Borrower shall have the right at any time and from time to time upon two (2) Business Days prior written notice to the Agent to reduce by $100,000 or an integral multiple thereof or terminate entirely the Total Commitment, whereupon the Commitments of the Banks shall be reduced PRO RATA in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this Section 2.3, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction. No reduction or termination of the Commitments may be reinstated.

     2.4. THE NOTES. The Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of EXHIBIT B hereto (each a "Note"), dated as of the Closing Date and completed with appropriate insertions. One Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment or, if less, the Outstanding amount of all Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Loan or at the time of receipt of any payment of principal on such Bank's Note, an appropriate notation on such Bank's Note Record reflecting the making of such Loan or (as the case may be) the receipt of such payment. The Outstanding amount of the Loans set forth on such Bank's Note Record shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Note to make payments of principal of or interest on any Note when due.

     2.5.  INTEREST ON LOANS.  Except as otherwise provided in Section 5.10,

          (a) Each Loan which is also a Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate per annum equal to the Base Rate PLUS the Applicable Base Rate Margin.

          (b) Each Loan which is also a Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such Interest Period PLUS the Applicable Eurodollar Rate Margin.

          (c) The Borrower promises to pay interest on each Loan in arrears on each Interest Payment Date with respect thereto.

          (d) There shall be no more than five (5) Outstanding Loans which are Eurodollar Rate Loans at any time.

     2.6.  REQUESTS FOR LOANS.

          2.6.1. GENERAL. The Borrower shall give to the Agent written notice in the form of EXHIBIT C hereto (or telephonic notice confirmed in a writing in the form of EXHIBIT C hereto) of each Loan requested hereunder (a "Loan Request") no later than (i) 1:00 p.m., Boston time (10:00 a.m., San Diego, California time), on the proposed Drawdown Date of any Base Rate Loan and (ii) 1:00 p.m., Boston time (10:00 a.m., San Diego,

     California time), three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan. Each such notice shall specify
     (A) the principal amount of the Loan requested, (B) the proposed Drawdown Date of such Loan, (C) the Interest Period for such Loan and (D) the Type of such Loan. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request for Base Rate Loans shall be in a minimum aggregate amount of $50,000 or an integral multiple thereof, and each Loan Request for Eurodollar Rate Loan shall be in a minimum aggregate amount of $100,000 or an integral multiple thereof.

          2.6.2. LOANS TO REPAY UNPAID REIMBURSEMENT OBLIGATIONS. Notwithstanding the notice and minimum borrowing requirements set forth above in this Section 2.6, the Banks agree to make Loans (which Loans shall be Base Rate Loans) to the Borrower sufficient to pay to the Banks any Unpaid Reimbursement Obligations on the date on which such Reimbursement Obligations become Unpaid Reimbursement Obligations. The Borrower hereby requests and authorizes the Agent and the Banks to make from time to time such Loans by means of paying Unpaid Reimbursement Obligations. The Borrower acknowledges and agrees that, except as otherwise provided in this
     Section 2.6.2, the making of such Loans shall, in each case, be subject in all respects to the provisions of this Agreement, including, without limitation, the limitations set forth in Section 2.1 and the requirements of the applicable conditions in Sections 11 and 12. All actions taken by the Agent and the Banks pursuant to the provisions of this Section 2.6.2 shall be conclusive and binding on the Borrower.

     2.7.  CONVERSION OPTIONS.

          2.7.1. CONVERSION TO DIFFERENT TYPE OF LOAN. The Borrower may elect from time to time to convert any Outstanding Loan to a Loan of another Type, PROVIDED that (i) with respect to any such conversion of a Loan from a Eurodollar Loan to a Base Rate Loan, the Borrower shall give the Agent at least three (3) Business Days prior written notice of such election; (ii) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrower shall give the Agent at least three (3) Eurodollar Business Days prior written notice of such election; (iii) with respect to any such conversion of a Eurodollar Rate Loan into a Base Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto and (iv) no Loan may be converted into a Eurodollar Rate Loan when any Event of Default has occurred and is continuing. On the date on which such conversion is being made, each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of Outstanding Loans of any Type may be converted into a Loan of another Type as provided herein, PROVIDED that any partial conversion shall be in an aggregate principal amount of $100,000 or a whole multiple thereof. Each Conversion Request relating to the conversion of a Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrower.

          2.7.2. CONTINUATION OF TYPE OF LOAN. Any Loan of any Type may be continued as a Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Section 2.7.1; PROVIDED that no Eurodollar Rate Loan may be continued as such when any Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Event of Default of which officers of the Agent active upon the Borrower's account have actual knowledge. In the event that the Borrower fails to provide any such notice with respect to the continuation of any Eurodollar Rate Loan as such, then such Eurodollar Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto. The Agent shall notify the Banks promptly when any such automatic conversion contemplated by this Section
     2.7 is scheduled to occur.

          2.7.3. EURODOLLAR RATE LOANS. Any conversion to or from Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than $100,000 or an integral multiple thereof.

     2.8.  FUNDS FOR LOANS.

          2.8.1. FUNDING PROCEDURES. Not later than 3:00 p.m. (Boston time) on the proposed Drawdown Date of any Loan, each of the Banks will make available to the Agent, at the Agent's Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Loan. Upon receipt from each Bank of such amount, and upon receipt of the documents required by Sections 11 and 12 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Loans made available to the Agent by the Banks. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Loan.

          2.8.2. ADVANCES BY AGENT. The Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Loans to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, TIMES (ii) the amount of such Bank's Commitment Percentage of such Loans, TIMES (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Loans shall become immediately available to the Agent, and the denominator of which is 360. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be PRIMA FACIE evidence of the amount due and owing to the Agent by such Bank. If the amount of such Bank's Commitment Percentage of such Loans is not made available to the Agent by such Bank within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Loans made on such Drawdown Date.

                             3.  REPAYMENT OF THE LOANS.

     3.1. MATURITY. The Borrower promises to pay on the Revolving Credit Loan Maturity Date, and there shall become absolutely due and payable on the Revolving Credit Loan Maturity Date, all of the Loans Outstanding on such date, together with any and all accrued and unpaid interest thereon.

     3.2. MANDATORY REPAYMENTS OF LOANS. If at any time the sum of the Outstanding amount of the Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the Total Commitment (as the same may be reduced from time to time pursuant to Section 2.3.1 or Section 2.3.2), then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks for application: first, to any Unpaid Reimbursement Obligations; second, to the Loans; and third, to provide to the Agent cash collateral for Reimbursement Obligations as contemplated by Section 4.2(b) and (c). In the event that any of the Transaction Parties shall, after the Closing Date, effect any sale of assets (other than those permitted by Section 9.5.2(i) and (ii)), such Transaction Party shall, within fifteen (15) days following receipt thereof (or if later, the first date on which the aggregate amount of Net Cash Proceeds so received exceeds $250,000), prepay the Loans in the amount by which the aggregate Net Cash Proceeds from all such sales exceed $250,000. Each payment of any Unpaid Reimbursement Obligations or prepayment of Loans shall be allocated among the Banks, in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Bank's Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

     3.3. OPTIONAL REPAYMENTS OF LOANS. The Borrower shall have the right, at its election, to repay the Outstanding amount of the Loans, as a whole or in part, at any time without penalty or premium, PROVIDED that any full or partial prepayment of the Outstanding amount of any Eurodollar Rate Loans pursuant to this Section 3.3 may be made only on the last day of the Interest Period relating thereto. The Borrower shall give the Agent, no later than 1:00 p.m., Boston time (10:00 a.m. San Diego time), (i) on the date of any proposed prepayment pursuant to this Section 3.3 of Base Rate Loans, and (ii) at least three (3) Eurodollar Business Days notice of any proposed prepayment pursuant to this Section 3.3 of Eurodollar Rate Loans, in each case specifying the proposed date of prepayment of Loans and the principal amount to be prepaid. Each such partial prepayment of the Loans shall be in an integral multiple of $100,000, shall be accompanied by the payment of accrued interest (except with respect to Base Rate Loans, accrued interest with respect to which shall be payable on the next Interest Payment Date applicable to Base Rate Loans) on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans. Each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

                                4.  LETTERS OF CREDIT.

     4.1.  LETTER OF CREDIT COMMITMENTS.

          4.1.1. COMMITMENT TO ISSUE LETTERS OF CREDIT. Subject to the terms and conditions hereof and the execution and delivery by the Borrower of a letter of credit application on the Agent's customary form (a "Letter of Credit Application"), the Agent on behalf of the Banks and in reliance upon the agreement of the Banks set forth in Section 4.1.4 and upon the representations and warranties of the Borrower contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Borrower one or more standby or documentary letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrower and agreed to by the Agent; PROVIDED, HOWEVER, that, after giving effect to such request, (a) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $5,000,000 at any one time and (b) the sum of (i) the Maximum Drawing Amount on all Letters of Credit, (ii) all Unpaid Reimbursement Obligations, and (iii) the amount of all Loans Outstanding shall not exceed the Total Commitment.

          4.1.2. LETTER OF CREDIT APPLICATIONS. Each Letter of Credit Application shall be completed to the reasonable satisfaction of the

     Agent. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

          4.1.3. TERMS OF LETTERS OF CREDIT. Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (i) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (ii) have an expiry date no later than the date which is thirty (30) days prior to the Revolving Credit Loan Maturity Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs.

          4.1.4. REIMBURSEMENT OBLIGATIONS OF BANKS. Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage, to reimburse the Agent on demand for the amount of each draft paid by the Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Borrower pursuant to Section 4.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such
     Bank).

          4.1.5. PARTICIPATIONS OF BANKS. Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the Borrower's Reimbursement Obligation under Section 4.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to Section 4.2.

     4.2. REIMBURSEMENT OBLIGATION OF THE BORROWER. In order to induce the Agent to issue, extend and renew each Letter of Credit and the Banks to participate therein, the Borrower hereby agrees to reimburse or pay to the Agent, for the account of the Agent or (as the case may be) the Banks, with respect to each Letter of Credit issued, extended or renewed by the Agent hereunder,

          (a) except as otherwise expressly provided in Section 4.2(b) and (c), on each date that any draft presented under such Letter of Credit is honored by the Agent, or the Agent otherwise makes a payment with respect thereto, (i) the amount paid by the Agent under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Agent or any Bank in connection with any payment made by the Agent or any Bank under, or with respect to, such Letter of Credit,

          (b) upon the reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations, and

          (c) upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with Section 13, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations.

Unless funded by a Loan pursuant to Section 2.6.2, each such payment shall be made to the Agent at the Agent's Head Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrower under this
Section 4.2 and not required to be funded by a Loan pursuant to Section 2.6.2 at any time from the date such amounts become due and payable (whether as stated in this Section 4.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Agent on demand at the rate specified in Section 5.10 for overdue principal on the Loans.

     4.3. LETTER OF CREDIT PAYMENTS. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Agent shall notify the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrower fails to reimburse the Agent as provided in
Section 4.2 on or before the date that such draft is paid or other payment is made by the Agent, the Agent may at any time thereafter notify the Banks of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m., Boston time (12:00 p.m. San Diego, California time) on the Business Day next following the receipt of such notice, each Bank shall make available to the Agent, at the Agent's Head Office, in immediately available funds, such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, TIMES (ii) the amount equal to such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, TIMES (iii) a fraction, the numerator of which is the number of days that elapse from and including the date the Agent paid the draft presented for honor or otherwise made payment to the date on which such Bank's Commitment Percentage of such Unpaid Reimbursement obligation shall become immediately available to the Agent, and the denominator of which is 360. The responsibility of the Agent to the Borrower and the Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

     4.4. OBLIGATIONS ABSOLUTE. The Borrower's obligations under this Section 4 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Agent, any Bank or any beneficiary of a Letter of Credit. The Borrower further agrees with the Agent and the Banks that the Agent and the Banks shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 4.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee. The Agent and the Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrower agrees that any action taken or omitted by the Agent or any Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrower and shall not result in any liability on the part of the Agent or any Bank to the Borrower.

     4.5. RELIANCE BY ISSUER. To the extent not inconsistent with Section 4.4, the Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement with respect to Letters of Credit issued hereunder unless it shall first have received, following a request therefor, such advice or concurrence of the Majority Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Notes or of a Letter of Credit Participation.

     4.6. LETTER OF CREDIT FEE. The Borrower shall, as set forth below (including with respect to any extensions or renewals of any Letter of Credit) pay a fee (in each case, a "Letter of Credit Fee") to the Agent (i) quarterly in arrears on the first day of each fiscal quarter of the Borrower for the immediately preceding fiscal quarter of the Borrower, in respect of each Standby

Letter of Credit an amount equal to two percent (2.00%) of the result of (A) the average daily face amount of such Standby Letter of Credit during such period, MULTIPLIED BY the number of days such Standby Letter of Credit is outstanding and DIVIDED BY (B) three hundred and sixty (360), of which an amount equal to one-eighth of one percent (0.125%) of the result of (x) the average daily face amount of such Standby Letter of Credit during such period, MULTIPLIED by the number of days such Standby Letter of Credit is outstanding and DIVIDED BY (y) three hundred and sixty (360) shall be for the account of the Agent, as a fronting fee, and the balance of which Letter of Credit Fee shall be for the accounts of the Banks in accordance with their respective Commitment Percentages and (ii) quarterly in arrears on the first day of each fiscal quarter of the Borrower for the immediately preceding fiscal quarter of the Borrower, in respect of each Documentary Letter of Credit an amount equal to one and three-quarters percent (1.75%) of the result of (A) the average daily face amount of such Documentary Letter of Credit during such period, MULTIPLIED BY the number of days such Documentary Letter of Credit is outstanding, DIVIDED BY
(B) three hundred and sixty (360), of which an amount equal to one-eighth of one percent (0.125%) of the result of (x) the average daily face amount of such Documentary Letter of Credit during such period MULTIPLIED BY the number of days such Documentary Letter of Credit is outstanding and DIVIDED BY (y) three hundred sixty (360) shall be for the account of the Agent, as a fronting fee, and the balance of which Letter of Credit Fee shall be for the accounts of the Banks in accordance with their respective Commitment Percentages. In respect of each Letter of Credit, the Borrower shall also pay to the Agent for the Agent's own account, at such other time or times as such charges are customarily made by the Agent, the Agent's customary issuance, amendment, negotiation or document examination and other administrative fees as in effect from time to time.

                           5.  CERTAIN GENERAL PROVISIONS.

     5.1.  FEES.

          5.1.1. AGENT'S FEE The Borrower shall pay to the Agent annually in advance, for the Agent's own account, an Agent's fee on the dates and in the amounts set forth in the Agent's Fee Letter.

          5.1.2. CLOSING FEE On the Closing Date, the Borrower shall pay to the Agent, for the PRO RATA accounts of the Banks, a closing fee in the amount of $32,500.

     5.2.  FUNDS FOR PAYMENTS.

          5.2.1. PAYMENTS TO AGENT. All payments of principal, interest, Reimbursement Obligations, commitment fees, Letter of Credit Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, at the Agent's Head Office or at such other location in the Boston, Massachusetts, area that the Agent may from time to time designate, in each case in immediately available funds.

          5.2.2. NO OFFSET, ETC. All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

     5.3. COMPUTATIONS. All computations of interest on the Loans and of commitment fees, Letter of Credit Fees or other fees shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension.

     5.4. INABILITY TO DETERMINE EURODOLLAR RATE. In the event that, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Agent shall determine that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event (i) any Loan Request or Conversion Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (ii) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (iii) the obligations of the Banks to make Eurodollar Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower and the Banks.

     5.5. ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Rate Loans, such Bank shall forthwith give notice of such circumstances to the Borrower and the other Banks and thereupon (i) the commitment of such Bank to make Eurodollar Rate Loans or convert Loans of another Type to Eurodollar Rate Loans shall forthwith be suspended and (ii) such Bank's Loans then Outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law; PROVIDED, HOWEVER, that nothing herein contained shall be deemed to affect or limit the commitment of any other Bank not affected by the circumstances set forth in this Section 5.5 to make Eurodollar Rate Loans or to convert Loans of another type to Eurodollar Rate Loans in accordance with the other terms and conditions of this Credit Agreement. The Borrower hereby agrees promptly to pay the Agent for the account of such Bank, upon demand by such Bank by delivery of a certificate in accordance with Section 5.8, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this Section 5.5 other than on the last day of any applicable Interest Period, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder.

     5.6. CHANGE IN CIRCUMSTANCES. If, on or after the date hereof the Agent or any Bank determines that (i) the adoption of, or any change in, any applicable law, rule, regulation or guideline or the interpretation or administration thereof (whether or not having the force of law), or (ii) compliance by the Agent or such Bank or its parent holding company with any newly adopted or change in any applicable guideline, request or directive (whether or not having the force of law), (A) shall subject the Agent or such Bank to any tax, duty or other charge with respect to any Loan, any Letters of Credit or any Note, or shall change the basis of taxation of payments to the Agent or such Bank of the principal of or interest on, any Loans or in respect of any other amounts due under this Credit Agreement (other than with respect to taxes based upon the Agent or such Bank's net income), or (B) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurodollar Rate Loan any such requirement included in an applicable Eurocurrency Reserve Rate) against assets of, deposits with or for the account of, or credit extended by, the Agent or such Bank, or shall impose on the Agent or such Bank or the London interbank market any other condition affecting the Loans, any Letters of Credit or the Notes, and the result of any of the foregoing is to increase the cost to the Agent or such Bank of making or maintaining any Loan or any Letter of Credit, to reduce the amount of any sum received or receivable by the Agent or such Bank under this Agreement, on account of any Letter of Credit or under the Notes with respect to any Loan, or to require the Agent or such Bank to make any payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, by an amount reasonably deemed by the Agent or such Bank to be material, then, upon demand by the Agent or such Bank by delivery of a cetificate in accordance with Section 5.8, the Borrower agrees to pay to the Agent or such Bank such additional amount or amounts as will compensate the Agent or such Bank for such increased cost or reduction.

     5.7. CAPITAL ADEQUACY. If on or after the date hereof any Bank or the Agent determines that (i) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (ii) compliance by such Bank or the Agent or any corporation controlling such Bank or the Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Bank's or the Agent's commitment with respect to any Loans to a level below that which such Bank or the Agent could have achieved but for such adoption, change or compliance by any amount deemed by such Bank or (as the case may be) the Agent to be material, then such Bank or the Agent may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrower agrees to pay such Bank or (as the case may be) the Agent for the amount of such reduction in the return on capital as and when such reduction is determined upon presentation by such Bank or (as the case may be) the Agent of a certificate in accordance with Section 5.8 hereof. Each Bank or (as the case may be) the Agent shall allocate such cost increases among the Borrower and its other customers similarly situated on a fair and non-discriminatory basis.

     5.8. CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to Sections 5.5, 5.7 or 5.8 and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing. All additional amounts payable pursuant to Section 5.6 or Section 5.5 shall be due and payable fifteen (15) days after receipt by the Borrower of such certificate.

     5.9. INDEMNITY. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense (excluding loss of anticipated profits) that such Bank may sustain or incur as a consequence of (i) default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loans, as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans, (ii) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request or a Conversion Request relating thereto in accordance with Section 2.6 or Section 2.7 or (iii) the making of any payment of a Eurodollar Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Loans.

     5.10. INTEREST AFTER EVENT OF DEFAULT. While an Event of Default is continuing, amounts payable under any of the Loan Documents shall bear interest (compounded monthly and payable on demand in respect of overdue amounts) at a rate per annum which is equal to (a) prior to the end of the Interest Period applicable to such amounts, two percent (2%) above the rate of interest otherwise applicable to such Loans pursuant to Section 2.4 and (b) after the end of the Interest Period(s) applicable to such amounts, the sum of (i) the Base Rate, and (ii) three and one-half percent (3.50%) until such amount is paid in full or (as the case may be) such Event of Default has been cured or waived in writing by the Majority Banks pursuant to Section 2.6 (after as well as before judgment).

                       6.  COLLATERAL SECURITY AND GUARANTIES.

     The Obligations shall be secured pursuant to the terms of the Security Documents to which the Borrower is a party, including a pledge of the stock of all Subsidiaries of the Borrower. The Obligations shall be guaranteed by the Guarantor and certain Subsidiaries of the Borrower pursuant to the terms of the Guaranties, and such Guaranties shall be secured by a pledge of all of the stock of the Borrower and otherwise on other assets of the Guarantor and such Subsidiaries in accordance with the terms of the Security Documents to which the Guarantor or, as the case may be, any of such Subsidiaries is a party.

                         7.  REPRESENTATIONS AND WARRANTIES.

     Each of the Borrower and the Guarantor represents and warrants to the Banks and the Agent on the date hereof, on the date of any Loan Request, on the date of each request for a Letter of Credit, on the initial Drawdown Date of each Loan and on the date on which each Letter of Credit is issued, extended or renewed that:

     7.1. INCORPORATION; GOOD STANDING; AUTHORIZATION. Each of the Transaction Parties is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and is duly qualified and in good standing in every other jurisdiction where it is doing business except those jurisdictions in which the failure to be so qualified would not have a Materially Adverse Effect, and the execution, delivery and performance by each of the Transaction Parties of the Loan Documents and the Rampage Acquisition Documents to which such Transaction Party is a party (i) are within its corporate authority, (ii) have been duly authorized, and (iii) do not conflict with or contravene its Charter Documents.

     7.2. ENFORCEABILITY. Upon execution and delivery thereof, each Loan Document to which any of the Transaction Parties is a party shall constitute the legal, valid and binding obligation of such Transaction Party, as applicable, enforceable in accordance with its terms.

     7.3. TITLE TO PROPERTIES; FRANCHISES, INTELLECTUAL PROPERTY; CONSENT; NO CONFLICT; INSURANCE. Each of the Transaction Parties has good and marketable title to all of its material properties, subject only to Liens permitted hereunder, and possesses all assets, including intellectual properties, franchises and Consents, adequate for the conduct of its business as now conducted, without known conflict with any rights of others, other than those the failure of which to possess would not have a Materially Adverse Effect.
Each of the Transaction Parties maintains insurance with financially responsible insurers, copies of the policies for which have been previously delivered to the Agent, covering such risks and in such amounts and with such deductibles as are customary in such Transaction Party's business and are adequate and are in accordance with the terms of the Security Agreement, and have named the Agent as loss payee under all property and casualty insurance and as additional insured under all liability insurance.

     7.4. FISCAL YEAR; FINANCIAL STATEMENTS AND FORECAST. Each of the Transaction Parties has a fiscal year which is the twelve (12) months ending on the last Saturday in September of each year; the fiscal quarters of the Guarantor and its Subsidiaries for the 1998-2002 fiscal years are as set forth on SCHEDULE 7.4 hereto; the Guarantor and the Borrower have provided to the Agent and the Banks the Guarantor's audited consolidated Financial Statements as at the Balance Sheet Date and for the fiscal period then ended, and such Financial Statements are complete and correct and fairly present the position of the Guarantor and its Subsidiaries as at such date and for such period in accordance with generally accepted accounting principles consistently applied; none of the Transaction Parties has any Indebtedness, or any financial obligations under any contracts, or agreements, except for Indebtedness permitted under Section 9.1 hereof. The Guarantor has also provided to the Agent and the Banks, as of September 30, 1998, its forecast of the operations of the Guarantor and its Subsidiaries for the period from September 30, 1998 through September 30, 2002, and such forecast was prepared in good faith based upon reasonable assumptions at the time of preparation thereof; such forecast shall not be construed as a representation or warranty of future performance.

     7.5. NO MATERIAL CHANGES, ETC. Since the Balance Sheet Date, there has been no materially adverse change of any kind in the Borrower or the Guarantor which would have a Materially Adverse Effect.

     7.6. LITIGATION. There are no legal or other proceedings or investigations pending or, to the best of the knowledge of each of the Borrower and the Guarantor, threatened against any of the Transaction Parties before any court, tribunal or regulatory authority in which there is a reasonable possibility of an outcome that could have a Materially Adverse Effect.

     7.7. CONSENTS; NO CONFLICT. The execution, delivery and performance of its obligations, and exercise of its rights under the Loan Documents and the Rampage Acquisition Documents to which it is a party by each of the Borrower and any of the Transaction Parties, including borrowing under this Credit Agreement and the obtaining of Letters of Credit (i) except as set forth on SCHEDULE 7.7 hereto, do not require any Consents other than those Consents that have been obtained or that will be obtained prior to the Closing Date, including, without limitation, all appropriate filings made pursuant to the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, and other than those that the failure of which to obtain would not have a Materially Adverse Effect; and (ii) are not and will not be in conflict with or prohibited or prevented by (A) any Requirement of Law, (B) any Charter Document, corporate minute or resolution, in each case binding on it, or (C) any instrument, agreement or provision thereof, in each case binding on it or affecting its property except for such conflicts which would not have a Materially Adverse Effect.

     7.8. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. None of the Transaction Parties is in violation of (i) any Charter Document, corporate minute or resolution, (ii) any instrument or agreement, in each case binding on it or affecting its property, except for such violations which would not have a Materially Adverse Effect or (iii) any Requirement of Law, in a manner which could have a Materially Adverse Effect, including, without limitation, all applicable federal and state tax laws, ERISA and Environmental Laws.

     7.9. PERFECTION OF SECURITY INTEREST; ABSENCE OF FINANCING STATEMENTS, ETC. Upon execution and delivery of the Security Documents and the filing of documents thereby required, the Agent shall have first-priority perfected Liens in substantially all of the Collateral (with such exceptions as are acceptable to the Agent), subject only to Liens permitted hereunder and entitled to priority under applicable law, with no financing statements, chattel mortgages, real estate mortgages or similar filings on record anywhere which conflict with such first-priority Liens of the Agent.

     7.10. SUBSIDIARIES, ETC. The Borrower is the Guarantor's only Subsidiary. The Borrower has no Subsidiaries other than Charlotte Russe Administration and Charlotte Russe Merchandising. Neither Charlotte Russe Administration nor Charlotte Russe Merchandising has any Subsidiaries. None of the Transaction Parties is a party to any partnership or joint venture.

     7.11. BANK ACCOUNTS. SCHEDULE 7.11 hereto (as such may be amended from time to time in accordance with Section 9.12) sets forth the account numbers and locations of all bank accounts of each of the Transaction Parties.

     7.12. SENIOR INDEBTEDNESS. All Indebtedness of the Guarantor to the Banks in respect of the Obligations constitutes "Senior Indebtedness" or "Senior Debt" (or the analogous term used therein) under the terms of any instrument evidencing or pursuant to which there is issued indebtedness which purports to be Subordinated Debt of any of the Transaction Parties.

     7.13. STATUS OF GUARANTOR. As of the Closing Date, the Guarantor has not carried on any business (other than holding the capital stock of the Borrower) and has no liabilities (other than pursuant to the Loan Documents) except for matters relating to and liabilities incurred in connection with its incorporation and the original acquisition by the Guarantor of the capital stock of the Borrower.

     7.14. NO DEFAULT. No Default or Event of Default has occurred and is continuing.

     7.15. CAPITAL STRUCTURE. As of the Closing Date, the capital structure of the Guarantor is as set forth on SCHEDULE 7.15 hereto.

     7.16.  USE OF PROCEEDS.

          7.16.1. GENERAL. The proceeds of the Loans shall be used to refinance the Term Loan (as defined in the First Restated Credit Agreement) and for working capital and general corporate purposes. The Borrower will obtain Letters of Credit solely for working capital and general corporate purposes.

          7.16.2. REGULATIONS U AND X. No portion of any Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

                  8.  AFFIRMATIVE COVENANTS OF THE BORROWER AND THE
                                      GUARANTOR.

     Each of the Borrower and the Guarantor covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit, each of the Borrower and the Guarantor will comply with its obligations set forth throughout this Agreement and:

     8.1. PUNCTUAL PAYMENT. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, the Letter of Credit Fees, the commitment fees, the Agent's fee and all other amounts provided for in this Credit Agreement and the other Loan Documents to which any of the Transaction Parties is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

     8.2. FINANCIAL STATEMENTS; COMPLIANCE CERTIFICATE; BUDGET. Each of the Borrower and the Guarantor will furnish the Agent, with sufficient copies for each of the Banks: (i) as soon as available but in any event within one hundred
(100) days after the close of each fiscal year, the audited consolidated and consolidating Financial Statements of the Guarantor and its Subsidiaries for such fiscal year, certified by the Guarantor's accountants; (ii) as soon as available but in any event within forty-five (45) days after the end of each fiscal quarter the unaudited consolidated and, if requested by the Agent, consolidating Financial Statements of the Guarantor and its Subsidiaries for such quarter, certified by the Guarantor's chief financial officer; (iii) as soon as available, but in any event within forty-five (45) days after the end of each fiscal month, the unaudited consolidated and, if requested by the Agent, consolidating Financial Statements of the Guarantor and its Subsidiaries for such month (excluding a statement of cash flow for such period), monthly income statements for each of the Borrower's and its Subsidiaries' stores and a report of sales at each store of the Borrower or such Subsidiary for such month, compared to sales at such store for the same month of the previous fiscal year;
(iv) together with the quarterly and annual audited Financial Statements, a certificate of the Borrower and the Guarantor setting forth computations demonstrating compliance with the Guarantor's and its Subsidiaries' financial covenants set forth herein, and certifying that no Default or Event of Default has occurred, or if it has, the actions taken by the Guarantor and its Subsidiaries with respect thereto; and (v) as soon as practicable, but in any event not later than sixty (60) days after the beginning of each fiscal year, commencing with the 1999 fiscal year, a management-prepared budget for such fiscal year, together with income and cash flow statements and capital expenditure projections for such fiscal year.

     8.3. BOOKS AND RECORDS; FISCAL YEAR; INSPECTIONS; COMMERCIAL FINANCE EXAMINATIONS. Each of the Borrower and the Guarantor will, and will cause each of the other Transaction Parties to, keep true and accurate books of account in accordance with generally accepted accounting principles, maintain its current fiscal year and permit the Agent, any Bank or its designated representatives to inspect the Guarantor's and its Subsidiaries' premises during normal business hours, to examine and be advised as to such or other business records upon the request of the Agent or any Bank, and to permit the Agent's commercial finance examiners to conduct periodic commercial finance examinations, all at the Borrower's expense, PROVIDED that the number of commercial finance examinations at the Borrower's expense shall not exceed two (2) per fiscal year so long as no Default or Event of Default has occurred and is continuing.

     8.4. MAINTENANCE OF EXISTENCE, RIGHTS, FRANCHISES, ETC.; MAINTENANCE OF PROPERTIES, ETC . Each of the Borrower and the Guarantor shall, and shall cause each of the other Transaction Parties to: (i) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and those of its Subsidiaries (except as otherwise permitted in Section 9.5 hereof) and will not, and will not cause or permit any of its Subsidiaries to, convert to a limited liability company, (ii) cause all of its properties and those of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment,
(iii) cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of such Transaction Party, may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, (iv) continue to engage primarily in the businesses now conducted by it and in related businesses; PROVIDED that nothing in these clauses (i)-(iv) shall prevent the Guarantor or the Borrower from discontinuing the operation and maintenance of any of its properties or those of its Subsidiaries if such discontinuance is, in the judgment of the Guarantor or the Borrower, as the case may be, desirable in the conduct of its or their business and that do not in the aggregate have a Materially Adverse Effect.

     8.5. INSURANCE; CHIEF EXECUTIVE OFFICE; COMPLIANCE WITH LAW; PAYMENT OF TAXES. Each of the Borrower and the Guarantor shall, and shall cause each of the other Transaction Parties to: (i) keep its business and assets insured with financially responsible insurers, covering such risks and in such amounts and with such deductibles as are customary in such Transaction Party's business and are adequate and in accordance with the terms of the Security Agreement; (ii) maintain its chief executive office in the United States, (iii) comply with all Requirements of Law, including ERISA and Environmental Laws, except for any noncompliance which would not have a Materially Adverse Effect; and (iv) duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges (other than taxes, assessments and other governmental charges imposed by foreign jurisdictions that in the aggregate would not have a Materially Adverse Effect) imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; PROVIDED that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Transaction Party shall have set aside on its books adequate reserves with respect thereto; and PROVIDED FURTHER that the Guarantor and the Borrower will, and will cause the other Transaction Parties to, pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

     8.6. NOTICES. Each of the Borrower and the Guarantor shall notify the Agent promptly in writing promptly upon any Transaction Party's chief executive officer, president, chief financial officer, vice president, treasurer or other responsible officer becoming aware thereof of (i) the occurrence of any Default or Event of Default, (ii) any noncompliance with ERISA or any Environmental Law or proceeding in respect thereof which could have a Materially Adverse Effect,
(iii) in accordance with the Security Agreement, any change of address or additional location, (iv) any threatened or pending litigation or similar proceeding affecting any of the Transaction Parties involving an uninsured claim against such Transaction Party in which there is a reasonable possibility of an outcome that could have a Materially Adverse Effect or any material change in any such litigation or proceeding previously reported and (v) claims against any assets or properties of any of the Transaction Parties encumbered in favor of the Bank.

     8.7. USE OF PROCEEDS. The Borrower will use the proceeds of the Loans solely to refinance the Term Loan (as defined in the First Restated Credit Agreement) and for working capital and general corporate purposes. The Borrower will obtain Letters of Credit solely for working capital and general corporate purposes.

     8.8. AGENCY ACCOUNT AGREEMENTS. Each of the Borrower and the Guarantor shall, and shall cause each of the other Transaction Parties to, enter into and maintain Agency Account Agreements with each of the depository institutions at which it maintains depository accounts, which accounts are listed on SCHEDULE
7.11 hereof (as such may be amended from time to time in accordance with Section 9.12); PROVIDED THAT the Borrower, Charlotte Russe Merchandising and Charlotte Russe Administration need not enter into Agency Account Agreements with respect to Account No. 3660044698 with NationsBank, Account No. 002-670399 with Bank of Hawaii, Account No. 323-838065 with Chase Manhattan Bank, Account No. 4603793944 with Wells Fargo Bank, Account No. 1939799456 with Michigan National Bank and Account Nos. 14501-08339 and 14508-08340 with Bank of America (collectively, the "Excluded Accounts") (a) for so long as the aggregate amount held at any time in any or all of such Excluded Accounts does not exceed $1,000,000; PROVIDED, HOWEVER, that in connection with its obligations under this Section 8.8, the Borrower shall deliver to the Agent, within thirty days following the end of each fiscal quarter, a report of the activity in each such Excluded Account during such fiscal quarter to enable it to monitor amounts held in such Excluded Accounts; (b) unless a Default or Event of Default has occurred and is continuing and the Agent has requested that the Borrower execute and deliver and cause each of the applicable institutions to execute and deliver an Agency Account Agreement; and (c) the Borrower causes all amounts contained in such Excluded Accounts to be transferred to Account No. 14508-02607 with Bank of America on a daily basis (unless the amount held in any such Excluded Account an any day is less than $10,000, in which case such amounts need only be so transferred when the amount in such account exceeds $10,000); PROVIDED, FURTHER, that for purposes of this Section 8.8, the term "Excluded Accounts" shall include any other depository account which the Borrower may from time to time open so long as the aggregate amount held at any time in any or all of the Excluded Accounts does not exceed $1,000,000, and the Borrower causes all amounts contained in any such additional Excluded Account to be transferred to Account No. 14508-02607 with Bank of America in accordance with the requirement of clause (c) hereof.

     8.9. FURTHER ASSURANCES. Each of the Borrower and the Guarantor will, and will cause each of the Transaction Parties to, cooperate with the Banks and the Agent and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by and the purposes of this Credit Agreement and the other Loan Documents.

     8.10. POST-CLOSING MATTERS. Each of the Borrower and the Guarantor agrees to use its best efforts (which shall not include any payment to Rampage) to obtain, on or before January 15, 1998, the consent of Rampage Clothing Company to the grant and enforcement of a security interest in favor of the Agent, for the benefit of the Agent and the Banks and pursuant to the Security Agreement, in and to the Borrower's or, as the case may be, Charlotte Russe Merchandising's rights and interests in, to and under the License Agreement, in order to secure the Obligations.

     8.11.  AGREEMENTS REGARDING LOAN TO MR. ZEICHNER.   Each of the Borrower
and the Guarantor agrees that, in the event that a Default or Event of Default has occurred and is continuing, the Borrower or, as the case may be, the Guarantor shall pay to the Agent any amounts received by it or them in payment of the loan to Bernard Zeichner described in Section 9.3(h)(ii), with any such amounts to be applied by the Agent in accordance with Section 13.4.

                9.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER AND THE
                                      GUARANTOR.

     Each of the Borrower and the Guarantor covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Agent has any obligations to issue, extend or renew any Letters of Credit:

     9.1. RESTRICTIONS ON INDEBTEDNESS. Neither the Borrower nor the Guarantor will, or will permit any of the other Transaction Parties to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

          (a) Indebtedness to the Agent or any of the Banks under the Loan Documents or any Interest Rate Agreement;

          (b) Indebtedness assumed by the Borrower pursuant to the Rampage Acquisition Documents in an aggregate amount not to exceed $3,825,000;

          (c) Indebtedness in respect of obligations of the Borrower or Charlotte Russe Merchandising under Capitalized Leases (except as otherwise permitted under clause (e) hereof) which does not exceed $2,500,000 in the aggregate outstanding at any time;

          (d) liabilities of the Borrower or any of its Subsidiaries incurred in the ordinary course of business not incurred through the borrowing of money, Capitalized Leases or the obtaining of credit except credit on an open account customarily extended and in fact extended in connection with normal purchases of goods and services but including all liabilities under leases other than Capitalized Leases;

          (e) obligations under the Capitalized Lease of the Borrower's new headquarters and distribution center (including equipment installed therein) not exceeding $12,500,000 in aggregate amount at any time outstanding;

          (f) Indebtedness owed by the Borrower or Charlotte Russe Merchandising to trade vendors, in the amount of the cost to the Borrowers of inventory on consignment from such trade vendors not to exceed $1,500,000 at any time outstanding;

          (g) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the applicable Transaction Party shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

          (h) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

          (i) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 8.8;

          (j) Subordinated Debt;

          (k) Indebtedness of the Borrower to the Guarantor;

          (l) (i) obligations in respect of the fees and related expenses payable to Saunders Karp & Megrue, L.P. to the extent such fees and expenses are permitted by Section 9.11, and (ii) other obligations in respect of fees and expenses payable in connection with the Rampage Acquisition and the Loan Documents, not to exceed $500,000 in aggregate amount;

          (m) Indebtedness in respect of the Guarantor's obligations under the Stock Purchase Agreement;

          (n) Indebtedness of the Guarantor in respect of obligations owing to the Borrower evidencing advances made by the Borrower from time to time equal to (i) interest payments on the Subordinated Debt made within five
     (5) Business Days of when such payment is due at any time when payment of the Subordinated Debt is not restricted under the terms of the Subordination Agreement and (ii) expenses incurred in the ordinary course of business by the Guarantor and payable by the Guarantor within thirty (30) days of receipt of such advance from the Borrower;

          (o) Indebtedness consisting of liabilities resulting from the marking up of the Borrower's existing leases to reflect market rents;

          (p) existing Indebtedness not included above and listed on
     SCHEDULE 9.1 hereto;

          (q) other Indebtedness not included in the foregoing provisions of this Section 9.1 not to exceed $750,000 in the aggregate at any time outstanding;

     9.2. RESTRICTIONS ON LIENS. Neither the Borrower nor the Guarantor will, nor will they permit any of the other Transaction Parties to, create, incur, permit to exist or assume any Liens on any of the property or assets of the Guarantor or the Borrower except:

          (a) Liens in favor of the Agent and the Banks securing the Obligations;

          (b) Liens securing taxes, assessments and other governmental charges or liens on properties to secure claims for labor, material or supplies, in each case to the extent the Indebtedness in respect to which is permitted under Section 9.1(i);

          (c) deposits or pledges made in connection with worker's compensation, unemployment insurance, old age pensions or other social security obligations;

          (d) Liens of carriers, warehousemen, mechanics and materialmen (i) less than 120 days old in respect of obligations not overdue or (ii) with respect to which the obligations related thereto are contested by the applicable Transaction Party in good faith by appropriate proceedings and such Transaction Party shall have set aside on its book adequate reserves with respect thereto, PROVIDED that the Guarantor or the Borrower will pay, or will cause such other Transaction Party to pay, all such carriers, warehousemen, mechanics and materialmen forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor;

          (e) Liens on properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by Section 9.1(g);

          (f) easements, rights-of-way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which any of the Transaction Parties other than Charlotte Russe Administration is a party and similar minor liens which individually and in the aggregate do not have a Materially Adverse Effect;

          (g) purchase money security interests in or purchase money mortgages on, or Capitalized Leases in respect of, real or personal property securing Indebtedness permitted by Section 9.1(c) or (e), covering only the property so acquired or leased;

          (h) Liens of consignors securing Indebtedness permitted under Section 9.1(f);

          (i) in connection with the Rampage Acquisition, rights of equipment lessors identified by the Bankruptcy Court Order with respect to leased equipment, to the extent permitted by the Rampage Acquisition Documents; and

          (j) other Liens existing on the date hereof and listed on SCHEDULE 9.2 hereto.

     9.3. RESTRICTIONS ON SUBSIDIARIES AND INVESTMENTS. Neither the Borrower nor the Guarantor will, or will permit any of the other Transaction parties to, create, form or permit to exist any Subsidiary (other than the Borrower and those Subsidiaries set forth in Section 7.10), or make or permit to exist or to remain outstanding any Investment except Investments in:

          (a) Investments in marketable direct or guaranteed obligations of the United States maturing within one (1) year;

          (b) Investments in certificates of deposit, bankers' acceptances and time and demand deposits of United States banks having total assets in excess of $1,000,000,000;

          (c) Investments in securities commonly known as "commercial paper" issued by a corporation that at the time of purchase have been rated and the ratings for which are not less than "P1" if rated by Moody's Investors Services, Inc., and not less than "A1" if rated by Standard and Poor's;

          (d) Investments in money market mutual funds utilized in the ordinary course of business, the investment objectives and policies of which require it to invest substantially all of its assets in investments of the type permitted under clauses (a), (b) and (c) hereof;

          (e) Investments consisting of the Guaranties or other investments by the Guarantor in the Borrower;

          (f) Investments by the Borrower (i) in the Guarantor; (ii) in Charlotte Russe Administration consisting of $1,000 in cash and the other assets described in Section 9.5.2(iv); and (iii) in Charlotte Russe Merchandising consisting of (A) $1,000 in cash and the other assets described in Section 9.5.2(v) and (B) other Investments made in accordance with the Restructuring Agreements or in the ordinary course of business;

          (g) Investments as contemplated by Section 9.5.2(ii) and (iii);

          (h) Investments consisting of (i) loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $50,000 in the aggregate at any time outstanding and (ii) a loan from the Borrower or the Guarantor to Bernard Zeichner in an aggregate amount not to exceed $1,500,000;

          (i) such other investments as the Agent and the Majority Banks may from time to time approve in writing;

PROVIDED, HOWEVER, that with respect to Investments in excess of $1,000,000 in aggregate amount, such Investments will be considered Investments permitted by this Section 9.3 only if all actions have been taken to the satisfaction of the Agent to provide to the Agent, for the benefit of the Banks and the Agent, a first priority perfected security interest in all of such Investments free of all encumbrances other than Permitted Liens.

     9.4. DISTRIBUTIONS. Neither the Borrower nor the Guarantor will make any dividends or distributions on or in respect of any class of its capital stock of any nature whatsoever, other than (i) dividends payable solely in shares of its common stock and (ii) dividends and distributions by the Borrower to the Guarantor.

     9.5.  MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS.

          9.5.1. MERGERS AND ACQUISITIONS. Neither the Borrower nor the Guarantor will, or will permit any of the other Transaction Parties to, become a party to any merger or consolidation, or purchase, lease or otherwise acquire assets other than (a) the acquisition of assets in the ordinary course of business (which includes the opening of new stores) consistent with past practices, (b) subject to Section 9.1(e), the purchase or lease of the Borrower's new headquarters and distribution center, (c) so long as no Event of Default has occurred and is continuing or would result therefrom and the Borrower has taken all steps necessary to grant the Agent, for the benefit of the Banks, a first priority security interest in substantially all of such assets, the acquisition by the Borrower of the stock or assets of Persons engaged primarily in the same line of business as the Borrower for an aggregate amount not to exceed $750,000 per fiscal year of the Borrower, PROVIDED that with respect to any stock acquisitions, the acquired entity is, concurrently with such acquisition, merged with and into the Borrower, with the Borrower being the surviving entity, and (d) the merger of one or more Subsidiaries of the Borrower with and into the Borrower, with the Borrower as the surviving entity.

          9.5.2. DISPOSITION OF ASSETS. Neither the Borrower nor the Guarantor will, or will permit any of the other Transaction Parties to, become a party to or agree to or effect any disposition of assets, other than (i) assets sales or dispositions in the ordinary course, consistent with past practices (not including the termination of store leases); (ii) so long as no Event of Default has occurred and is continuing, other asset sales (including the termination of store leases of the Borrower not to exceed eight (8) in any fiscal year) for cash, PROVIDED that the aggregate amount of Net Cash Proceeds from all such sales in each fiscal year of the Borrower in excess of $250,000 are applied by the Borrower, concurrently with receipt of such proceeds by the Guarantor or the Borrower to make prepayments on the Loans in accordance with Section 3.2; (iii) the acquisition of the Rampage Assets on the terms and conditions set forth in the Rampage Acquisition Documents; (iv) transfer of cash not in excess of $1,000 in the aggregate and of rights to services of certain employees, in each case to Charlotte Russe Administration pursuant to the Administration Contribution Agreement; or (v) transfer of leasehold improvements with an aggregate net book value not in excess of $3,000,000, trademark and related intellectual property rights and associated goodwill, an operating lease in respect of the lease of equipment at the Borrower's distribution center in San Diego, California, rights to services of certain employees, one Ford truck and cash not in excess of $1,000 in the aggregate, in each case to Charlotte Russe Merchandising pursuant to the Merchandising Contribution Agreement; PROVIDED, HOWEVER, that Charlotte Russe Merchandising shall have executed and delivered to the Agent a trademark agreement in substantially the form of the Trademark Agreement with respect to such trademark and related intellectual property rights and associated goodwill, and the Agent shall have made such Uniform Commercial Code and Patent and Trademark Office filings as it shall deem necessary or appropriate.

     9.6. SALE AND LEASEBACK. Neither the Borrower nor the Guarantor will, or will permit any of the other Transaction Parties to, enter into any arrangement, directly or indirectly, whereby any such Transaction Party shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that such Transaction Party intends to use for substantially the same purpose as the property being sold or transferred, other than the sale leaseback of the Borrower's new headquarters and distribution center.

     9.7. GUARANTIES. Neither the Borrower nor the Guarantor will, or will permit any of the other Transaction Parties to, guarantee payment on any loan (other than pursuant to the Guaranties).

     9.8. SUBORDINATED DEBT. Neither the Guarantor nor the Borrower will, or will permit any of the other Transaction Parties to, amend, supplement or otherwise modify the terms of any of the Subordinated Debt or prepay, redeem or repurchase any of the Subordinated Debt.

     9.9. BUSINESS ACTIVITIES. The Borrower will not engage directly or indirectly in any type of business other than the businesses conducted by it on the Closing Date and in related businesses. The Guarantor will not conduct any business or other activities other than the ownership of the stock of the Borrower and the business and activities incidental thereto. Neither the Borrower nor the Guarantor will permit Charlotte Russe Administration to hold assets with a fair market value in excess of $1,000 (excluding rights to services of certain employees) or to engage in any business or activity other than conducting administrative and management duties for the Borrower and the other Transaction Parties.

     9.10. FISCAL YEAR. Neither the Borrower nor the Guarantor will change the date of the end of its fiscal year from that set forth in Section 7.4.1.

     9.11. TRANSACTIONS WITH AFFILIATES. Neither the Borrower nor the
Guarantor will, or will permit any of the other Transaction Parties to, engage in any transaction with any Affiliate (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of the Borrower, the Guarantor or any other Transaction Party, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms more favorable to such Person than would have been obtainable on an arm's-length basis in the ordinary course of business, except:

          (a) the agreement with Saunders Karp & Megrue requiring the payment of
     (i) an annual monitoring fee in an amount up to $250,000 per year and (ii) other amounts in reimbursement of Saunders, Karp & Megrue's reasonable out-of-pocket expense;

          (b) (i) transactions or agreements among and between the Guarantor and the Borrower and (ii) the loan to Bernard Zeichner permitted by
     Section 9.3(h)(ii);

          (c) transactions contemplated by the Restructuring Agreements, as in effect on the Closing Date; and

          (d) transactions or agreements among and between Charlotte Russe Merchandising and the Borrower.

     9.12. BANK ACCOUNTS. Neither the Borrower nor the Guarantor will, or will permit any of the other Transaction Parties to, establish any bank accounts other than those listed on SCHEDULE 7.12 (as the same shall be deemed amended from time to time to include these depository institutions which have executed and delivered an Agency Account Agreement) without entering into an Agency Account Agreement with such depository institution.

     9.13. RESTRUCTURING AGREEMENTS. Neither the Borrower nor the Guarantor will, or will permit any of the other Transaction Parties to, amend, supplement or otherwise modify the terms of any of the Restructuring Agreements.

                      10.  FINANCIAL COVENANTS OF THE BORROWER.

     Each of the Borrower and the Guarantor covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

     10.1. CAPITAL EXPENDITURES. The Borrower and the Guarantor will not make, and will not permit any of the other Transaction Parties to make, Capital Expenditures during any fiscal year described in the table below (excluding Capital Expenditures in respect of the purchase or lease of the Borrower's new headquarters and distribution center (including any equipment installed therein)) which in the aggregate exceed the greater of (i) the dollar amount set forth opposite such fiscal year in such table and (ii) the amount equal to the percentage of Consolidated EBITDA as measured for the prior fiscal year set forth opposite such fiscal year in such table:

                                                         Maximum Capital Expenditures

                                                     Dollar
             Fiscal Period                           Amount            Maximum Percentage
             -------------                           ------            ------------------
September 27, 1998 - September 25, 1999           $13,000,000      54% of Consolidated EBITDA
September 26, 1999 - September 30, 2000           $15,250,000      58% of Consolidated EBITDA
October 1, 2000 - September 29, 2001              $17,750,000      56% of Consolidated EBITDA
September 30, 2001 - Maturity Date                $19,700,000      52% of Consolidated EBITDA

PROVIDED, HOWEVER, that if during any fiscal year the amount of Capital Expenditures permitted by the foregoing for that fiscal year is not so utilized, such unutilized amount, not in excess of $500,000, may be utilized in the next succeeding fiscal year, after the maximum Capital Expenditures permitted in such fiscal year have been utilized but not in any subsequent fiscal year.

     10.2. FUNDED DEBT TO EBITDA. The Borrower and the Guarantor will not permit the ratio of Consolidated Funded Debt measured on the last day of each fiscal quarter ending during any period described in the table below to Consolidated EBITDA as measured for the period of four consecutive fiscal quarters ending on such last day to exceed the ratio set forth opposite such period in such table:

                       Fiscal Period                             Maximum Ratio
                       -------------                             -------------
        September 27, 1998 - June 26, 1999                         1.70:1.00
        June 27, 1999 - September 25, 1999                         1.60:1.00
        September 26, 1999 - September 30, 2000                    1.50:1.00
        October 1, 2000 - September 29, 2001                       1.25.1.00
        September 30, 2001 - Maturity Date                         1.25:1.00

     10.3. FIXED CHARGE RATIO. The Borrower and the Guarantor will not permit the ratio of the result of Consolidated EBITDA for any period of four consecutive fiscal quarters ending during any period described in the table below MINUS Capital Expenditures (excluding Capital Expenditures in respect of the purchase or lease of the Borrower's new headquarters and distribution center (including any equipment installed therein)) made during such fiscal period to Consolidated Total Debt Service for such period of four consecutive fiscal quarters to be less than the ratio set forth opposite such period in such table:

                       Fiscal Period                             Minimum Ratio
                       -------------                             -------------
        September 27, 1998 - September 25, 1999                    1.90:1.00
        September 26, 1999 - September 30, 2000                    1.90:1.00
        October 1, 2000 - September 29, 2001                       2.10:1.00
        September 30, 2001 - Maturity Date                         2.10:1.00

     10.4. INTEREST COVERAGE RATIO. The Borrower and the Guarantor will not permit the Interest Coverage Ratio for any period of four consecutive fiscal quarters ending during the period described in the table below to be less than the ratio set forth opposite such period in such table:

                       Fiscal Period                             Minimum Ratio
                       -------------                             -------------
        September 27, 1998 - June 26, 1999                         1.50:1.00
        June 27, 1999 - September 25, 1999                         1.60:1.00
        September 26, 1999 - September 30, 2000                    1.60:1.00
        October 1, 2000 - September 29, 2001                       1.65:1.00
        September 30, 2001 - Maturity Date                         1.70:1.00

     10.5. INVENTORY TURN RATIO. The Borrower and the Guarantor will not, at the end of each fiscal quarter of the Borrower, permit the ratio of (i) "cost of merchandise sold" of the Borrower for the period consisting of the four consecutive fiscal quarters of the Borrower ending during any fiscal period described in the table below to (ii) the average book value of inventory of the Borrower as of the end of each fiscal quarter ending during such period, to be less than the ratio set forth opposite such period in such table:

                       Fiscal Period                             Minimum Ratio
                       -------------                             -------------
        September 27, 1998 - September 25, 1999                    5.80:1.00
        September 26, 1999 - September 30, 2000                    5.50:1.00
        October 1, 2000 - September 29, 2001                       5.30:1.00
        September 30, 2001 - Maturity Date                         5.20:1.00

                               11.  CLOSING CONDITIONS.

     The obligations of the Banks to make the initial Loans and of the Agent to issue any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent:

     11.1. LOAN DOCUMENTS. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks and in each case in form substantially similar to those Loan Documents (as defined in the First Restated Credit Agreement) executed and delivered pursuant to the First Restated Credit Agreement. The Agent shall have received fully executed copies of each such document in sufficient quantities for each Bank.

     11.2. CERTIFIED COPIES OF CHARTER DOCUMENTS. The Agent shall have received from each of the Transaction Parties copies, in sufficient quantities for each Bank, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of (i) its charter or other incorporation documents as in effect on such date of certification, and (ii) its by-laws as in effect on such date.

     11.3. CORPORATE ACTION. All corporate action necessary for the valid execution, delivery and performance by each of the Transaction Parties of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Agent shall have been provided to the Agent, in sufficient quantities for each of the Banks.

     11.4. INCUMBENCY CERTIFICATE. The Agent shall have received, in sufficient quantities for each of the Banks, from each of the Transaction Parties, an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Transaction Party, and giving the name and bearing a specimen signature of each individual who shall be authorized: (i) to sign, in the name and on behalf of each of such Transaction Party, each of the Loan Documents and Subordination Documents to which such Transaction Party is or is to become a party; (ii) in the case of the Borrower, to make Loan Requests and

Conversion Requests and to apply for Letters of Credit; and (iii) to give notices and to take other action on its behalf under the Loan Documents.

     11.5. VALIDITY OF LIENS. The Security Documents shall be effective to create in favor of the Agent a legal, valid and enforceable first priority (except for Permitted Liens entitled to priority under applicable law) security interest in and lien upon the Collateral (with such exceptions to a lien on all assets of the Transaction Parties as are consistent with those accepted by the Agent under the First Restated Credit Agreement). All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Agent to protect and preserve such security interests shall have been duly effected. The Agent shall have received evidence thereof in form and substance satisfactory to the Agent.

     11.6. PERFECTION CERTIFICATES. The Agent shall have received from each of the Transaction Parties a completed and fully executed Perfection Certificate.

     11.7. CERTIFICATES OF INSURANCE. The Agent shall have received (i) a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, naming the Agent as loss payee under all property and casualty insurance and additional insured under all liability insurance, requiring the issuer to give the Agent at least thirty (30) days prior written notice of cancellation of any insurance and otherwise describing the insurance obtained in accordance with the provisions of the Security Agreement and (ii) certified copies of all policies evidencing such insurance (or certificates therefore signed by the insurer or an agent authorized to bind the insurer).

     11.8. AGENCY ACCOUNT AGREEMENTS. The Agent shall have received an Agency Account Agreement executed by each depository institution listed on
SCHEDULE 8.20.

     11.9. SOLVENCY CERTIFICATE. Each of the Banks shall have received an officer's certificate of the Borrower and the Guarantor dated as of the Closing Date as to the solvency of the Borrower individually and of the Transaction Parties considered as a whole following the consummation of the transactions contemplated herein and in form and substance satisfactory to the Banks.

     11.10. OPINIONS OF COUNSEL. Each of the Banks and the Agent shall have received a favorable legal opinion addressed to the Banks and the Agent, dated as of the Closing Date, in form and substance satisfactory to the Banks and the Agent, from Cooley, Godward LLP, counsel to the Borrower and the other Transaction Parties.

     11.11. PAYMENT OF FEES. The Borrower shall have paid to the Banks or the Agent, as appropriate, the Agent's fee pursuant to Section 5.1 and the closing fee pursuant to Section 5.1.2, together with all reasonable out-of-pocket expenses of the

Agent, including but not limited to reasonable attorneys' fees and disbursements.

     11.12 POST-CLOSING MATTERS. The conditions, actions and items set forth in Section 8.10 shall not be deemed waived by virtue of the fact that they are not completed on the Closing Date.

                          12.  CONDITIONS TO ALL BORROWINGS.

     The obligations of the Banks to make any Loan and of the Agent to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

     12.1. REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. Each of the representations and warranties of the Borrower, the Guarantor and the other Transaction Parties contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

     12.2. NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the Agent would make it illegal for the Agent to issue, extend or renew such Letter of Credit.

                      13.  EVENTS OF DEFAULT; ACCELERATION; ETC.

     13.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default") shall occur:

          (a) the Borrower shall fail to pay any principal of the Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

          (b) the Borrower or any of the other Transaction Parties shall fail to pay any interest on the Loans, the commitment fee, any Letter of Credit Fee, or the Agent's fee or other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

          (c) the Borrower or the Guarantor shall fail to comply with any of its covenants contained in Section 8 (other than Sections 8.3, 8.4, 8.5 and 8.9), 9 (other than Section 9.11) or 10;

          (d) the Borrower, the Guarantor or any of the other Transaction Parties shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 13.1) for fifteen (15) days after written notice of such failure has been given to the Borrower by the Agent or shall fail to pay any sum due under any of the Loan Documents (other than the sums referred to in paragraphs (a) and (b) of this Section 13.1) within fifteen
     (15) days after written notice of such failure has been given to the Borrower by the Agent;

          (e) any representation or warranty of the Borrower or any of the other Transaction Parties in this Credit Agreement or any of the other Loan Documents, in any certificate or notice given in connection therewith shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

          (f) the Borrower or any of the other Transaction Parties shall fail to pay at maturity, or within any applicable period of grace, any obligation in respect of any Indebtedness For Borrowed Money (the aggregate amount of which Indebtedness For Borrowed Money exceeds $500,000) or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing any Indebtedness For Borrowed Money (the aggregate amount of which Indebtedness For Borrowed Money exceeds $500,000) for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

          (g) the Borrower or any of the other Transaction Parties (i) shall make an assignment for the benefit of creditors, (ii) shall be adjudicated bankrupt or insolvent, (iii) shall seek the appointment of, or be the subject of an order appointing, a trustee, liquidator or receiver as to all or part of its assets, (iv) shall commence, approve or consent to, any case or proceeding under any bankruptcy, reorganization or similar law and, in the case of an involuntary case or proceeding, such case or proceeding is not dismissed within forty-five (45) days following the commencement thereof, or (v) shall be the subject of an order for relief in an involuntary case under federal bankruptcy law;

          (h) the Borrower or any of the other Transaction Parties shall be unable to pay its debts as they mature;

          (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any final judgment against the Borrower or any of the other Transaction Parties that, with other outstanding final judgments, undischarged, unsatisfied and unstayed against the Borrower or any of the other Transaction Parties exceeds in the aggregate $500,000;

          (j) the holders of all or any part of the Subordinated Debt shall accelerate the maturity of all or any part of the Subordinated Debt or the Subordinated Debt shall be prepaid, redeemed or repurchased in whole or in part;

          (k) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded or the Agent's security interests, mortgages or liens in a substantial portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of the other Transaction Parties party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is, in its or their entirety or in any material respect, illegal, invalid or unenforceable in accordance with the terms thereof;

          (l) (i) the Guarantor shall at any time, legally or beneficially cease to own 100% of the Voting Stock of the Borrower, except as permitted by
     Section 9.5.1, (ii) the Funds or their affiliates, collectively shall cease to own legally or beneficially fifty-one percent (51%) or more of the Voting Stock of the Guarantor on a fully-diluted basis or (iii) Saunders Karp & Megrue, L.P. shall cease to manage the Funds;

then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED that in the event of any Event of Default specified in Sections 13.1(g) or 13.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank.

     13.2. TERMINATION OF COMMITMENTS. If any one or more of the Events of Default specified in Section 13.1(g) or Section 13.1(h) shall occur, any unused portion of the Commitments hereunder shall forthwith terminate and each of the Banks shall be relieved of all further obligations to make Loans to the Borrower and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, the Agent may and, upon the request of the Majority Banks, shall, by notice to the Borrower, terminate the unused portion of the Commitments hereunder, and upon such notice being given such unused portion of the Commitments hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Loans and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the Commitments hereunder shall relieve the Borrower or any of the other Transaction Parties of any of the Obligations.

     13.3. REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to Section 13.1, each Bank, if owed any amount with respect to the Loans or the Reimbursement Obligations, may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the EX PARTE appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agent or the holder of any Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

     13.4. DISTRIBUTION OF COLLATERAL PROCEEDS. In the event that, following the occurrence or during the continuance of any Default or Event of Default, the Agent or any Bank, as the case may be, receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

          (a) First, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

          (b) Second, to all other Obligations consisting of fees; PROVIDED, HOWEVER, that (i) distributions shall be made (A) PARI PASSU among Obligations with respect to the Agent's fee payable pursuant to Section 5.1 and all other Obligations and (B) with respect to Obligations consisting of fees owing to the Banks, among the Banks PRO RATA, and (ii) the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

          (c) Third, to all Obligations in respect of the Loans (first to interest and then to principal in respect of the Loans); PROVIDED, HOWEVER, that (i) distributions shall be made among the Banks PRO RATA and (ii) the Agent may in its discretion make proper allowance to take into account any Obligations in respect of the Loans not then due and payable;

          (d) Fourth, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Banks and the Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to Section 9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

          (e) Fifth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

                                     14.  SETOFF.

     Regardless of the adequacy of any collateral for the Obligations, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrower or any of the other Transaction Parties and any securities or other property of the Borrower and any of the other Transaction Parties in the possession of such Bank may be applied to or set off by such Bank against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower or such other Transaction Party to such Bank. Each of the Banks agrees with each other Bank that (i) if an amount to be set off is to be applied to Indebtedness of the Borrower or such other Transaction Party to such Bank, other than Indebtedness evidenced by the Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, and (ii) if such Bank shall receive from the Borrower or such other Transaction Party, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, or constituting Reimbursement Obligations owed to, such Bank by proceedings against the

Borrower or such other Transaction Party at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by, or Reimbursement Obligations owed to, such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by, and Reimbursement Obligations owed to, all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, eitherby way of distribution, PRO TANTO assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it or Reimbursement obligations owed it, its proportionate payment as contemplated by this Credit Agreement; PROVIDED that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

                                   15.  THE AGENT.

     15.1.  AUTHORIZATION.

          (a) The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, PROVIDED that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent.

          (b) The relationship between the Agent and each of the Banks is that of an independent contractor. The use of the term "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Agent and each of the Banks. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Agent and any of the Banks.

          (c) As an independent contractor empowered by the Banks to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Agent is nevertheless a "representative" of the Banks, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Banks and the Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Banks and the Agent.

     15.2. EMPLOYEES AND AGENTS. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

     15.3. NO LIABILITY. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

     15.4.  NO REPRESENTATIONS.

          15.4.1. GENERAL. The Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any of the other Transaction Parties, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of the Borrower or any of the other Transaction Parties. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial conditions of the Borrower or any of the other Transaction Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

          15.4.2. CLOSING DOCUMENTATION, ETC. For purposes of determining compliance with the conditions set forth in Section 11, each Bank that has executed this Credit Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document and matter either sent, or made available, by the Agent or BancBoston Robertson Stephens Inc. or its predecessor, BankBoston Securities Inc., as arranger (the "Arranger"), to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be to be consent to or approved by or acceptable or satisfactory to such Bank, unless an officer of the Agent or the Arranger active upon the Borrower's account shall have received notice from such Bank prior to the Closing Date specifying such Bank's objection thereto and such objection shall not have been withdrawn by notice to the Agent or the Arranger to such effect on or prior to the Closing Date.

     15.5.  PAYMENTS.

          15.5.1. PAYMENTS TO AGENT. A payment by the Borrower to the Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees promptly to distribute to each Bank such Bank's PRO RATA share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

          15.5.2. DISTRIBUTION BY AGENT. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distributions until its right to make distributions shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

          15.5.3. DELINQUENT BANKS. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the Agent its PRO RATA share of any Loan or to purchase any Letter of Credit Participation or (ii) to comply with the provisions of Section 14 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its PRO RATA share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of Outstanding Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective PRO RATA shares of all Outstanding Loans and Unpaid Reimbursement Obligations. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective PRO RATA shares of all Outstanding Loans and Unpaid Reimbursement Obligations. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all Outstanding Loans and Unpaid Reimbursement Obligations of the nondelinquent Banks, the Banks' respective PRO RATA shares of all Outstanding Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

     15.6. HOLDERS OF NOTES. The Agent may deem and treat the payee of any Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

     15.7. INDEMNITY. The Banks ratably agree hereby to indemnify and hold harmless the Agent and its affiliates from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent or such affiliate has not been reimbursed by the Borrower or the Guarantor as required by Section 16), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

     15.8. AGENT AS BANK. In its individual capacity, BKB shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Agent.

     15.9. RESIGNATION. The Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Agent. Unless an Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Corporation. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     15.10. NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT. Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this Section 15.10 it shall promptly notify the other Banks of the existence of such Default or Event of Default.

     15.11. DUTIES IN THE CASE OF ENFORCEMENT. In case one of more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if (i) so requested by the Majority Banks and (ii) the Banks have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Majority Banks may direct the Agent in writing as to the method and the extent of any such sale or other disposition, the Banks hereby agreeing to indemnify and hold the Agent, harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, PROVIDED that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

                          16.  EXPENSES AND INDEMNIFICATION.

     16.1. EXPENSES. Each of the Borrower and the Guarantor agrees to pay (i) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein,
(ii) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes based upon the Agent's or any Bank's net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrower and the Guarantor hereby agreeing to indemnify the Agent and each Bank with respect thereto), (iii) the reasonable fees, expenses and disbursements of the Agent's Special Counsel or any local counsel to the Agent incurred in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, any amendments, modifications, approvals, consents or waivers hereto or hereunder, or the cancellation of any Loan Document upon payment in full in cash of all of the Obligations or pursuant to any terms of such Loan Document for providing for such cancellation, (iv) the fees, expenses and disbursements of the Agent or any of its affiliates incurred by the Agent or such affiliate in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, including all title insurance premiums and surveyor, engineering and appraisal charges, (v) any fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by the Agent in establishing, maintaining or handling agency accounts for the collection of any of the Collateral; (vi) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Agent, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Bank or the Agent in connection with (A) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any of the other Transaction Parties or the administration thereof after the occurrence of a Default or Event of Default and (B) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's or the Agent's relationship with the Borrower or any of the other Transaction Parties and (vii) all reasonable fees, expenses and disbursements of any Bank or the Agent incurred in connection with UCC searches, UCC filings or mortgage recordings.

     16.2. INDEMNIFICATION. Each of the Borrower and the Guarantor agrees to indemnify and hold harmless the Agent, its affiliates and the Banks from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (i) any actual or proposed use by the Borrower or any of the other Transaction Parties of the proceeds of any of the Loans or Letters of Credit,
(ii) the reversal or withdrawal of any provisional credits granted by the Agent upon the transfer of funds from agency accounts or in connection with the provisional honoring of checks or other items, (iii) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower or any of the other Transaction Parties comprised in the Collateral, (iv) the Borrower or any of the other Transaction Parties entering into or performing this Credit Agreement or any of the other Loan Documents or
(v) with respect to the Borrower and any of the other Transaction Parties and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding; PROVIDED, HOWEVER, that such indemnity shall not apply to the portion, if any, of such losses, claims, damages, liabilities or related expenses of any Person seeking indemnification that is determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the willful misconduct or gross negligence of the Person seeking indemnification. In litigation, or the preparation therefor, the Banks and the Agent and its affiliates shall be entitled to select their own counsel and, in addition to the foregoing indemnity, each of the Borrower and the Guarantor agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower or the Guarantor under this Section 16.2 are unenforceable for any reason, each of the Borrower and the Guarantor hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.

     16.3. SURVIVAL. The covenants contained in this Section 16 shall survive payment or satisfaction in full of all other Obligations.

                 17.  TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.

     17.1. SHARING OF INFORMATION WITH SECTION 20 SUBSIDIARY. Each of the Borrower and the Guarantor acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower, the Guarantor or the other Transaction Parties in connection with this Credit Agreement or otherwise, by a Section 20 Subsidiary. Each of the Borrower and the Guarantor hereby authorizes (a) such Section 20 Subsidiary to share with the Agent and each Bank any information delivered to such Section 20 Subsidiary by the Borrower or the Guarantor, and (b) the Agent and each Bank to share with such Section 20 Subsidiary any information delivered to the Agent or such Bank by the Borrower or any of the other Transaction Parties pursuant to this Credit Agreement, or in connection with the decision of such Bank to enter into this Credit Agreement; it being understood, in each case, that any such
Section 20 Subsidiary receiving such information shall be bound by the confidentiality provisions of this Credit Agreement. Such authorization shall survive the payment and satisfaction in full of all of the Obligations.

     17.2. CONFIDENTIALITY. Each of the Banks and the Agent agrees, on behalf of itself and each of its affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower or any of the other Transaction Parties pursuant to this Credit Agreement that is identified by such Person as being confidential at the time the same is delivered to the Banks or the Agent, PROVIDED that nothing herein shall limit the disclosure of any such information (a) after such information shall have become public other than through a violation of this Section 17, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Banks or the Agent, (d) to bank examiners or any other regulatory authority having jurisdiction over any Bank or the Agent, or to auditors or accountants,
(e) to the Agent, any Bank or any Section 20 Subsidiary, (f) in connection with any litigation to which any one or more of the Banks, the Agent or any Section 20 Subsidiary is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (g) to a Subsidiary or affiliate of such Bank as provided in Section 17.1 or (h) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant agrees to be bound by the provisions of Section 19.6.

     17.3. PRIOR NOTIFICATION. Unless specifically prohibited by applicable law or court order, each of the Banks and the Agent shall, prior to disclosure thereof, notify the Borrower of any request for disclosure of any such non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) or pursuant to legal process.

     17.4. OTHER. In no event shall any Bank or the Agent be obligated or required to return any materials furnished to it or any Section 20 Subsidiary by the Borrower or any of the other Transaction Parties. The obligations of each Bank under this Section 17 shall supersede and replace the obligations of such Bank under any confidentiality letter in respect of this financing signed and delivered by such Bank to the Borrower and/or the Guarantor prior to the date hereof and shall be binding upon any assignee of, or purchaser of any participation in, any interest in any of the Loans or Reimbursement Obligations from any Bank.

                           18.  SURVIVAL OF COVENANTS, ETC.

     All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of the other Transaction Parties pursuant hereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains Outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Borrower or any of the other Transaction Parties pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Transaction Party hereunder.

                          19.  ASSIGNMENT AND PARTICIPATION.

     19.1. CONDITIONS TO ASSIGNMENT BY BANKS. Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, the Notes held by it and its participating interest in the risk relating to any Letters of Credit); PROVIDED that (i) each of the Agent and, unless an Event of Default shall have occurred and be continuing, the Borrower shall have given its prior written consent to such assignment, which consent, in the case of the Borrower, will not be unreasonably withheld, (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Credit Agreement, (iii) each assignment shall be in a minimum amount of $5,000,000 and
(iv) BKB shall retain, free of any such assignment (other than an assignment of 100% of its interests, rights and obligations under this Credit Agreement), an amount of its Commitment of not less than the lesser of (A) $13,260,000 and (B) fifty-one percent (51%) of the sum of the Total Commitment as of the date of such assignment and (v) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of EXHIBIT F hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in Section 19.3, be released from its obligations under this Credit Agreement.

     19.2. CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

          (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage,

          (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of the other Transaction Parties or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower, any of the other Transaction Parties or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

          (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in Section 7.4 and Section 8.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

          (d) such assignee will, independently and without reliance upon the assigning Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

          (e) such assignee represents and warrants that it is an Eligible Assignee;

          (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

          (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Bank;

          (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and

          (i) such assignee acknowledges that it has made arrangements with the assigning Bank satisfactory to such assignee with respect to its PRO RATA share of Letter of Credit Fees in respect of Outstanding Letters of Credit.

     19.3. REGISTER. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentage of, and principal amount of the Loans owing to and Letter of Credit Participations purchased by, the Banks from time to time. The entries in the

Register shall be conclusive, in the absence of manifest error, and the Borrower, the other Transaction Parties, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $3,500.

     19.4. NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (i) record the information contained therein in the Register, and (ii) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such an Assignment and Acceptance and shall otherwise be substantially the form of the assigned Notes. The surrendered Notes shall be canceled and returned to the Borrower.

     19.5. PARTICIPATIONS. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Credit Agreement and the other Loan Documents; PROVIDED that (i) each such participation shall be in an amount of not less than $5,000,000, (ii) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower and (iii) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Bank as it relates to such participant, reduce the amount of any commitment fees or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

     19.6. DISCLOSURE. Each of the Borrower and the Guarantor agrees that in addition to disclosures made in accordance with standard and customary banking practices any Bank may disclose information obtained by such Bank pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; PROVIDED that such assignees or participants or potential assignees or participants shall agree (i) to treat in confidence such information unless such information otherwise becomes public knowledge, (ii) not to disclose such information to a third party, except as required by law or legal process and (iii) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

     19.7. ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWER OR THE GUARANTOR. If any assignee Bank is an Affiliate of the Borrower or the Guarantor, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to Section 13.1 or Section 13.2, and the determination of the Majority Banks shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Loans or Reimbursement Obligations. If any Bank sells a participating interest in any of the Loans or Reimbursement Obligations to a participant, and such participant is the Borrower or an Affiliate of the Borrower, then such transferor Bank shall promptly notify the Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to Section 13.1 or Section 13.2 to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Majority Banks shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Loans or Reimbursement Obligations to the extent of such participation.

     19.8. MISCELLANEOUS ASSIGNMENT PROVISIONS. Any assigning Bank shall retain its rights to be indemnified pursuant to Section 16 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. Anything contained in this Section 19 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

     19.9. ASSIGNMENT BY BORROWER OR GUARANTOR. Neither the Borrower nor the Guarantor shall assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

                                  20.  NOTICES, ETC.

     Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

          (a) if to the Borrower or the Guarantor, at 4645 Morena Boulevard, San Diego, California 92117 Attention: Daniel T. Carter, Chief Financial Officer, Fax: 619-587-0619 with a copy to Saunders Karp & Megrue, L.P., 667 Madison Avenue, New York, New York 10021, Attn. Allan Karp and David Oddi,
     Fax: 212-755-1624, or at such other address for notice as the Borrower or the Guarantor shall last have furnished in writing to the Person giving the notice;

          (b) if to the Agent, at 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: Terese A. McLaughlin, or such other address for notice as the Agent shall last have furnished in writing to the Person giving the notice; and

          (c) if to any Bank, at such Bank's address set forth on SCHEDULE 1 hereto, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

     Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

                                 21.  GOVERNING LAW.

     THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH OF THE BORROWER AND THE GUARANTOR AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND

CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER OR THE GUARANTOR BY MAIL AT THE ADDRESS SPECIFIED IN Section 20. EACH OF THE BORROWER AND THE GUARANTOR HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

                                    22.  HEADINGS.

     The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

                                  23.  COUNTERPARTS.

     This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

                             24.  ENTIRE AGREEMENT, ETC.

     The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in
Section 27.

                              25.  WAIVER OF JURY TRIAL.

     Each of the parties hereto hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of which rights and obligations. Except as prohibited by law, each of the Borrower and the Guarantor hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each of the Borrower and the Guarantor (i) certifies that no representative, agent or attorney of any Bank or the Agent has represented, expressly or otherwise, that such Bank or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that the Agent and the Banks have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party and the Subordination Documents to which it is a party by, among other things, the waivers and certifications contained herein.

                       26.  CONSENTS, AMENDMENTS, WAIVERS, ETC.

     Any consent or approval required or permitted by this Credit Agreement to be given by the Banks may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or any of the other Transaction Parties of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower or, as applicable, such other Transaction Party, and the written consent of the Majority Banks. Notwithstanding the foregoing, the rate of interest on the Notes (other than interest accruing pursuant to Section 5.10.2 following the effective date of any waiver by the Majority Banks of the Default or Event of Default relating thereto), the amount of the Commitments of the Banks, and the amount of commitment fee or Letter of Credit Fees hereunder may not be changed without the written consent of the Borrower and the written consent of each Bank affected thereby; the Revolving Credit Loan Maturity Date may not be postponed without the written consent of each Bank affected thereby; this Section 26 and the definition of Majority Banks may not be amended, without the written consent of all of the Banks; and the amount of the Agent's Fee or any Letter of Credit Fees payable for the Agent's account and Section 15 may not be amended without the written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon any of the Transaction Parties shall entitle any of the Transaction Parties to other or further notice or demand in similar or other circumstances.

                                  27.  SEVERABILITY.

     The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

                           28.  TRANSITIONAL ARRANGEMENTS.

     28.1. FIRST RESTATED CREDIT AGREEMENT SUPERSEDED. This Agreement shall supersede the First Restated Credit Agreement in its entirety, except as provided in this Section 28.1. On the Closing Date, the rights and obligations of the parties under the First Restated Credit Agreement and the "Notes" (as defined in the First Restated Credit Agreement) issued in favor of BKB under the First Restated Credit Agreement as defined therein shall be subsumed within and be governed by this Agreement and the other Loan Documents, PROVIDED, HOWEVER, that each of the "Loans" (as defined in the First Restated Credit Agreement) outstanding under the First Restated Credit Agreement on the Closing Date shall, for purposes of this Agreement, be Loans, and shall continue to bear interest or be subject to fees at the respective rates in effect immediately prior to the Closing Date to the Closing Date, in the case of Base Rate Loans, and to the end of the applicable Interest Period in the case of Eurodollar Rate Loans.

     28.2. RETURN AND CANCELLATION OF NOTES. Upon its receipt of its Notes hereunder on the Closing Date, BKB will promptly return to the Borrower, marked "Canceled", any notes of the Borrower held by such Bank pursuant to the First Restated Credit Agreement.

     28.3. FEES UNDER SUPERSEDED AGREEMENT. All commitment and other fees expenses owing or accruing under or in respect of the First Restated Credit Agreement through the Closing Date shall be calculated as of the Closing Date (prorated in the case of any fractional periods), and shall be paid in accordance with the method, and on the dates, specified in the First Restated Credit Agreement, as if the First Restated Credit Agreement were still in effect.

     IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.

                                        CHARLOTTE RUSSE, INC.


                                        By: /s/ DANIEL T. CARTER
                                            ------------------------------------
                                             Name: Daniel T. Carter
                                             Title: CFO


                                        CHARLOTTE RUSSE HOLDING, INC.

                                        By: /s/ DANIEL T. CARTER
                                            ------------------------------------
                                             Name: Daniel T. Carter
                                             Title: CFO


                                        BANKBOSTON, N.A., individually and
                                        as Agent


                                        By: /s/ NANCY E. FULLER
                                            ------------------------------------
                                             Name: Nancy E. Fuller
                                             Title: Director


                                        UNION BANK OF CALIFORNIA, N.A.


                                        By: /s/ TERRY ROCHA
                                            ------------------------------------
                                             Name: Terry Rocha
                                             Title: Vice President

                                      SCHEDULE 1

-----------------------------------------------------------------------------
                                                                 REVOLVING
               BANKS                  REVOLVING CREDIT             CREDIT
                                         COMMITMENT              COMMITMENT
                                                                 PERCENTAGE
-----------------------------------------------------------------------------
         BankBoston, N.A.              $19,259,259.24            74.074074%
-----------------------------------------------------------------------------
  Union Bank of California, N.A.       $ 6,740,740.76            25.925926%
-----------------------------------------------------------------------------
               TOTAL                   $  26,000,000                100%
-----------------------------------------------------------------------------

                                   SCHEDULE 1-1(a)

                              Restructuring Transactions

1. Capital Contribution/Incorporation Agreement, dated as of September 25, 1998, by and between Charlotte Russe, Inc. and Charlotte Russe Administration, Inc.;

2. Capital Contribution/Incorporation Agreement, dated as of September 25, 1998, by and between Charlotte Russe, Inc. and Charlotte Russe Merchandising, Inc.;

3. Sales and Distribution Agreement, dated as of September 27, 1998, by and between Charlotte Russe Merchandising, Inc. and Charlotte Russe, Inc.;

4. Management and Administrative Services Agreement, dated as of September 27, 1998, by and between Charlotte Russe Administration, Inc. and Charlotte Russe, Inc.;

5. Management and Administrative Services Agreement, dated as of September 27, 1998, by and between Charlotte Russe Administration, Inc. and Charlotte Russe Merchandising, Inc.;

6. Master Employment Services Agreement, dated as of September 27, 1998, by and between Charlotte Russe, Inc. and Charlotte Russe Administration, Inc.;

7. Master Employment Services Agreement, dated as of September 27, 1998, by and between Charlotte Russe, Inc. and Charlotte Russe Merchandising, Inc.;

8. Equipment Lease, dated as of September 27, 1998, by and between Charlotte Russe, Inc. and Charlotte Russe Administration, Inc.;

9. Equipment Lease, dated as of September 27, 1998, by and between Charlotte Russe, Inc. and Charlotte Russe Merchandising, Inc.;

10. Trademark Assignment, dated as of December 23, 1998, by Charlotte Russe, Inc.; and

11. Trademark License Agreement, dated as of December 23, 1998, by and between Charlotte Russe Merchandising, Inc. and Charlotte Russe, Inc.

                                     SCHEDULE 7.4

                                    Fiscal Periods

YEAR/QUARTER                                 DATE ENDING
1997/98 (FY98)
     First Quarter                                     12/27/97
     Second Quarter                                    3/28/98
     Third Quarter                                     8/27/98
     Fourth Quarter                                    9/26/98

1998/99 (FY99)
     First Quarter                                     12/26/98
     Second Quarter                                    3/27/99
     Third Quarter                                     6/26/99
     Fourth Quarter                                    9/25/99

1999/00 (FY00)
     First Quarter                                     1/1/00
     Second Quarter                                    4/1/00
     Third Quarter                                     7/1/00
     Fourth Quarter                                    9/30/00

2000/01 (FY01)
     First Quarter                                     12/30/00
     Second Quarter                                    3/31/01
     Third Quarter                                     6/30/01
     Fourth Quarter                                    9/29/01

2001/02 (FY02)
     First Quarter                                     12/29/01
     Second Quarter                                    3/30/02
     Third Quarter                                     6/29/02
     Fourth Quarter                                    9/29/02

2002/03 (FY03)
     First Quarter                                     12/28/02
     Second Quarter                                    3/29/03
     Third Quarter                                     6/28/03
     Fourth Quarter                                    9/27/03

                                     SCHEDULE 7.7

                                       Consents

                                         NONE

                                    SCHEDULE 7.11

                                CHARLOTTE RUSSE, INC.
                                    BANK ACCOUNTS

     Bank                             Account No.           Type of Account
     ----                             -----------           ---------------
Bank of America                        14508-02607          Concentration
San Diego Corp. Bkg. Group
#1450                                  14504-02420          Payroll
450 "B" Street, Suite 100
San Diego, California 92101

                                       14501-02672          Bankcards
                                       14500-03318          Bankcards
                                       14507-04178          Bankcards
                                       14503-03529          Insurance/PR Tax

                                       14506-04305          Disbursement

Bank of America                        896-961              Horizon Gov't Svc
Mutual Fund Services #9011                                    Shares Fund
P.O. Box 37032
San Francisco, California 94137-9011

NationsBank                            3660044698           Depository
P.O. Box 4899
Mail Code Gal-006-18-31
Atlanta, Georgia

Bank of Hawaii                         0002-670399          Depository
P.O. Box 2900
Honolulu, Hawaii 96846-6000

Chase Manhattan Bank                   323-838065           Depository
Church Street Station
P.O. Box 932
New York, NY 10008-0932


                                       -5-


BankBoston, N.A.                       512-98005            Corporate Checking
100 Federal Street
Mail Stop: 01-09-05                    4000209186           Money Market
Boston, MA 02110

Wells Fargo Bank                       4603793944           Bankcards
P.O. Box 63020
San Francisco, CA 92117-3650

Michigan National Bank                 1939799456           Depository
2690 Tittabawassee
Saginaw, MI 48604

                         CHARLOTTE RUSSE MERCHANDISING, INC.
                                    BANK ACCOUNTS

       Bank                            Account No.         Type of Account
       ----                            -----------         ---------------
Bank of America                        14501-08339          Disbursement
San Diego Corp. Bkg. Group
#1450 450 "B" Street, Suite 100
San Diego, California 92101
Contact: Ms. Karin Barnes-VP
(619) 515-7507
Fax (619) 515-7541

                         CHARLOTTE RUSSE ADMINISTRATION, INC.
                                    BANK ACCOUNTS


         Bank                          Account No.       Type of Account
         ----                          -----------       ---------------
Bank of America                        14508-08340         Disbursement
San Diego Corp. Bkg. Group
#1450 450 "B" Street, Suite 100
San Diego, California 92101
Contact: Ms. Karin Barnes-VP
(619) 515-7507
Fax (619) 515-7541

                                    SCHEDULE 7.15

                            Charlotte Russe Holding, Inc.
                                  Capital Structure


Authorized Shares = 250,000


                                               Primary                 Fully Diluted
                                               -------                 -------------
                              Amount            Shares      Ownership     Shares             Ownership
                              ------           -------      ---------  --------------        --------
Subordinated Debt:

     SKEP. . . . . . . .    $10,891,354            0.0           0.0%        19,450.0           8.6%

     SKIF. . . . . . . .    $   108,646            0.0           0.0%           194.0           0.1%
                          -------------            ---           ---         --------          ----
             TOTAL . . .    $11,000,000            0.0           0.0%        19,644.1           8.7%
                          =============            ===           ===         ========          ====
Common Equity:

     SKEP. . . . . . . .    $17,369,252      173,692.5          94.9%       173,692.5          76.6%

     SKIF. . . . . . . .    $   180,748        1,807.5           1.0%         1,807.5           0.8%

     B. Zeichner . . . .    $   750,000        7,500.0           4.1%         7,500.0           3.3%

     BankBoston,N.A. . .             $0            0.0           0.0%         4,136.6           1.8%

     Sub Debt Holders. .             $0            0.0           0.0%        19,644.1           8.7%

     Stock Option Plan .             $0            0.0           0.0%        20,000.0           8.8%
                          -------------            ---           ---         --------          ----
            Total  . . .    $18,300,000      183,000.0         100.0%       226,779.7         100.0%
                          =============      =========         =====        =========         =====

                                 SCHEDULE 9.1

                             Existing Indebtedness


                      Institution            Indebtedness
                      -----------            ------------

                                     None

                                 SCHEDULE 9.2

                                Existing Liens


          Institution                        Lien
          -----------                        ----
COMDISCO                                Leased Equipment: HP K100
                                           computer and related
                                           equipment and software.

AMERICAN NATIONAL LEASING               Leased Equipment: water
   CORP.                                   coolers in stores

BANCBOSTON LEASING, INC.                Leased Equipment:
                                        Materials Handling System in
                                           distribution center


                                                                       EXHIBIT A


                       FORM OF AGENCY ACCOUNT AGREEMENT

                             CHARLOTTE RUSSE, INC.
                             4645 Morena Boulevard
                              San Diego, CA 92117
                              Tel: (619) 587-9900
                              Fax: (619) 587-0619

                              ______________, ___


[Agency Account Institution]
[Address]

          Re: Account No. _______________


Ladies and Gentlemen:

     This letter refers to Account No. and all other accounts (collectively, the "Store Account") which [Name of Borrower] (the "Company") maintains with you ("you" or the "Bank").

     The Company hereby notifies you that it has entered into certain financial arrangements with BankBoston, N.A., as agent (the "Agent") for itself and other lending institutions and, in connection with those financial arrangements, it has transferred exclusive ownership and control of the Store Account to the Agent.

     By its execution and delivery of this letter to the Agent, the Bank irrevocably acknowledges and agrees as follows: (a) the Bank has been advised that all funds which may from time to time be on deposit in the Store Account are the property of the Agent; (b) the Bank shall disclose to the Agent such information relating to the Store Account and the debits and credits thereto as the Agent may from time to time reasonably request; (c) except as set forth below, the Bank will not exercise any right of set-off, banker's lien or any similar right in favor of itself or any other person in connection with any monies, checks, drafts, instruments or other items of payment deposited into the Store Account, or any funds on deposit thereon; (d) the Bank will collect all monies, checks, drafts, instruments and other items of payment deposited into the Store Account; and (e) upon the Bank's receipt of written notice from the Agent, it will on a daily basis transfer the collected available balance of funds standing to the credit of the Store Account by wire transfer (or other means acceptable to the Agent) solely to:

          BankBoston, N.A.
          Account #________________
          ABA 0 11000930

          Re: Charlotte Russe, Inc.
          Attn: Terese A. McLaughlin, Large Corporate

(the "Agent Concentration Account") or such other destination as the Agent shall designate. The Agent hereby notifies you that the Agent will from time to time access the Store Account for the sole purpose of facilitating the transfer of funds therein to the Agent Concentration Account pursuant to the instructions set forth in the foregoing sentence.

     For providing the services described in this letter agreement, the Company shall pay to the Bank a nonrefundable monthly fee of $_, payable in advance. This fee is in addition to the Bank's customary wire transfer of funds. The Bank is authorized to debit the Store Account to pay this fee and the wire transfer charges.

     Notwithstanding anything in this letter to the contrary, the Bank Shall have the right to deduct from or set off against amounts from time to time in the Store Account (1) its usual and customary costs and expenses in respect of interest on overdrafts and any return items, and its usual and customary fees and expenses associated with any such return item, overdraft and/or the maintenance of the Store Account and (ii) the face amount (or portion thereof) of any check, instrument or other item which was deposited in the Store Account and which has been returned unpaid for reasons of insufficient funds or has otherwise not been collected. You hereby acknowledge and agree that all such interest, costs, fees and expenses shall be for the account of the Company and in the event the amounts in the Store Account are insufficient to reimburse you for the same, the Company hereby agrees to reimburse you for such interest, costs, fees and/or expenses immediately upon your demand therefor in immediately available funds.

     The Bank shall have no duty to inquire into the source or use of any monies, checks, drafts, instruments or other items or amounts deposited into the Store Account. The Company hereby agrees that any deposits of monies, checks, drafts, instruments or other items into or withdrawals from the Store Account now or hereafter directed by the Agent are authorized by the Company and the Company acknowledges that it has no right to direct such transfers at any time. The Bank shall be fully protected in acting on any instruction of the Agent with respect to the Store Account without making any inquiry as to the Agent's authority to give such instruction.

     The Company consents and agrees to the foregoing, authorizes the Bank to enter into this letter agreement, and agrees to indemnify and hold harmless the Bank from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses and liabilities of every nature and character arising out of the Bank's compliance with the terms of this letter, except such as result from the Bank's gross negligence or willful misconduct, and in no event shall the Bank be liable for any consequential, indirect or special damages.

     This letter agreement is binding upon each of the undersigned and you and each of our respective successors and assigns and shall inure to the benefit of each of us and other respective successors and assigns. It supersedes all prior agreements, oral or written, with respect to the subject matter hereof, and may not be modified without the prior written consent of each of the parties hereto.

     This letter agreement may be terminated only as follows: (1) you may terminate this letter agreement and the Store Account at any time which is thirty (30) days or more after the date you shall have given written notice of such termination to the Agent and (ii) the Agent may terminate this letter agreement and the Store Account at any time which is thirty (30) days or more after the date the Agent shall have given written notice of such termination (sent to each of the Company and you).

     Any notice hereunder shall be delivered to the relevant party hereto at the address and to the attention of such party set forth below, or at such other address or to the attention of such other party as the party to be addressed may specify by written notice delivered to each other party hereto. No termination shall affect or impair any of the agreements, rights or obligations hereunder of any party with respect to any periods of time prior to the date of such termination.

      This letter agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts and applicable federal law. This letter agreement shall become effective immediately upon being executed by all of the parties hereto.

                                       Very truly yours,

                                       CHARLOTTE RUSSE, INC.


                                       By:______________________________
                                       Name:
                                       Title:
                                       Address:

                                       Telephone:
                                       Telecopier:
                                       Attention:

                                       BANKBOSTON, N.A., AS THE AGENT


                                       By:______________________________
                                       Name:    Terese A. McLaughlin
                                       Address: 100 Federal Street
                                                Boston, MA 02110
                                       Telephone:  (617) 434-2683
                                       Telecopier: (617) 434-6685
                                       Attention:  Terese A. McLaughlin


Acknowledged and agreed to this
_____ day of ____________, 19__

[NAME OF BANK]

By:________________________________
Name:
Title:
Address:

Telephone:
Telecopier:
Attention:

                                                                       EXHIBIT B


                         FORM OF AMENDED AND RESTATED
                             REVOLVING CREDIT NOTE


$____________                                                  ____________, ___


     FOR VALUE RECEIVED, the undersigned CHARLOTTE RUSSE, INC., a California corporation, (the "Borrower"), hereby promises to pay to the order of I a national banking association (the "Bank") at the Agent's head office at 100 Federal Street, Boston, Massachusetts 02110:

          (a) prior to or on the Revolving Credit Loan Maturity Date the principal amount of DOLLARS ($ ) or, if less, the aggregate unpaid principal amount of Loans advanced by the Bank to the Borrower pursuant to the Second Amended and Restated Revolving Credit Agreement dated as of December 23, 1998 (as amended and in effect from time to time, the "Credit Agreement"), among the Borrower, the Guarantor (as defined therein), the Bank and other lending institutions which are or may become parties thereto from time to time, (the Bank and such other lending institutions being collectively referred to as the "Banks") and BankBoston, N.A., as agent for the Banks (the "Agent");

          (b) the principal outstanding hereunder from time to time at the times provided in the Credit Agreement; and

          (c) interest on the principal balance hereof from time to time outstanding from the Closing Date under the Credit Agreement through and including the maturity date hereof at the times and at the rate provided in the Credit Agreement.

This Amended and Restated Revolving Credit Note (this "Note") is an amendment and restatement of the [Amended and Restated] Revolving Credit Note of the Borrower dated December 15, 1997 and issued by the Borrower to [, which was in turn an amendment and restatement of the Revolving Credit Notes of the Borrower dated as of December 5, 1997, September 30, 1997 and September 27, 1996].* This Note evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Credit Agreement. The Bank and any holder hereof is entitled to the benefits of the Credit Agreement, the Security Documents and the other Loan Documents, and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.


-----------------
*  Bracketed language to be inserted into note issued to BankBoston, N.A.

     The Borrower irrevocably authorizes the Bank to make or cause to be made, at or about the time of the Drawdown Date of any Loan or at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Bank with respect to any Loans shall be prima facie evidence of the principal amount thereof owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Note when due.

     The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

     If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

     No delay or omission on the part of the Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

     The Borrower and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

THIS NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND THE CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED BY REFERENCE IN
SECTION 20 OF THE CREDIT

AGREEMENT. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

     This Note shall be deemed to take effect as a sealed instrument under laws of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the undersigned have caused this Note to be signed in its corporate name by its duly authorized officer as of the day and year first above written.

                                   CHARLOTTE RUSSE, INC.


                                   By:__________________________
                                      Title:


--------------------------------------------------------------------------------
                     AMOUNT           AMOUNT OF        BALANCE OF
                  OF REVOLVING     PRINCIPAL PAID       PRINCIPAL       NOTATION
    DATE          CREDIT LOAN        OR PREPAID          UNPAID         MADE BY:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                     -19-


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                                                       EXHIBIT C


                             CHARLOTTE RUSSE, INC.
                             4645 Morena Boulevard
                              San Diego, CA 92117

                             ____________ __, ____


BankBoston, N.A., as Agent
100 Federal Street
Boston, MA 02110

Attention: Terese A. McLaughlin, Large Corporate Retail-Apparel

     RE: REQUEST UNDER THE SECOND AMENDED AND
         RESTATED REVOLVING CREDIT AGREEMENT

Ladies and Gentlemen:

     Reference is hereby made to that certain Second Amended and Restated Revolving Credit Agreement dated as of December 23, 1998 by and among Charlotte Russe, Inc. (the "Borrower"), Charlotte Russe Holding, Inc., BankBoston, N.A. and the other lending institutions listed on Schedule I thereto and BankBoston, N.A., as agent (the "Agent") for itself and such other lending institutions (as amended and in effect from time to time, the "Credit Agreement"). Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

     FOR BORROWINGS:

     Pursuant to Section 2.6 of the Credit Agreement, we hereby request that a Loan consisting of [**a Base Rate Loan in the principal amount of $_________, or a Eurodollar Rate Loan in the principal amount of $___________** with an Interest Period commencing on ____________ and maturing on _____________**] be made on ___________ __, ____. We understand that this request is irrevocable and binding on us and obligates us to accept the requested Loan on such date.


-----------------
** Note: Eurodollar Rate Loans shall not be less than $100,000 or a multiple of $100,000 in excess thereof.

BankBoston, N.A.
Page 2



     We hereby certify (a) that the aggregate outstanding principal amount of the Loans on today's date is $ , (b) that we will use the proceeds of the requested Loan in accordance with the provisions of the Credit Agreement,
(c) that each of the representations and warranties contained in the Credit Agreement, any of the other Loan Documents or any documents, certificate or other paper or notice delivered pursuant to or in connection with the Credit Agreement was true and correct in all material respects as of the date as of which they were made and each of the representations and warranties contained in the Credit Agreement are true at and as of the date hereof (except, in each case, to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and (d) that no Default or Event of Default has occurred and is continuing.

     FOR REPAYMENTS:

     Pursuant to the Credit Agreement, we hereby request that $ applied as payment of principal on our outstanding [**Loans **].

                                       Very truly yours,

                                       CHARLOTTE RUSSE, INC.

                                       By:____________________________
                                          Title:

                                                                     EXHIBIT D

                                       FORM OF
                                COMPLIANCE CERTIFICATE

                                        [Date]

BankBoston, N.A., as Agent
  and the Banks referred to below
100 Federal Street
Boston, Massachusetts 02110

Ladies and Gentlemen:

     Reference is hereby made to that certain Second Amended and Restated Revolving Credit Agreement dated as of December 23, 1998, (as amended, modified, supplemented or restated and in effect from time to time, the "Credit Agreement") among Charlotte Russe, Inc. (the "Borrower"), Charlotte Russe Holding, Inc. (the "Guarantor), the lending institutions referred to therein as Banks (collectively, the "Banks"), and BankBoston, N.A., as agent for itself and the Banks (in such capacity, the "Agent"). Capitalized terms used herein without definition shall have the same meanings herein as in the Credit Agreement.

     This is a certificate delivered pursuant to Section 8.2 of the Credit Agreement with respect to calculations of certain components of the criteria for determining the Applicable Margin and for purposes of evidencing compliance with the financial covenants provided for in Section 10 of the Credit Agreement. This certificate has been duly executed by the principal financial or accounting officer of the Borrower.

     To the best of the knowledge and belief of the undersigned: (a) each of the representations and warranties contained in the Credit Agreement and the other Loan Documents are true in all material respects as of the date hereof, with the same effect as if made at and as of the date hereof (except to the extent of any changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse and to the extent that such representations and warranties relate expressly to an earlier date); (b) attached hereto as Appendix I and set forth in reasonable detail are computations evidencing compliance with the covenants contained in
Section 10 of the Credit Agreement as of the date and for the applicable period to which the financial statements delivered herewith relate as well as calculations relating to the Interest Coverage Ratio component of the Applicable Base Rate Margin or Applicable Eurodollar Rate Margin criteria as of the date and for the applicable period to which the financial statements delivered herewith relate; (c) the calculations present the financial information contained therein as of the last day of such period and for such applicable period, as the case may be, subject to normal year end adjustments; (d) as of the date hereof, no Default or Event of

Default has occurred or is continuing and (e) the [quarterly] [annual] financial statements delivered to the Banks and the Agent herewith were prepared in accordance with generally accepted accounting principles (except for the absence of footnotes required by generally accepted accounting principles) and presents fairly the financial position of the Borrower and its Subsidiaries as of the date thereof [(subject, in the case of the quarterly financial statements, to year-end adjustments)].

     In addition, together with this certificate, the Borrower is delivering to the Agent the financial statements [describe date and period of applicable financial statements] required pursuant to Section 8.2 of the Credit Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this certificate as an instrument under seal as of the date first written above.

                              CHARLOTTE RUSSE, INC.


                              By:______________________
                                   Name:
                                   Title:

                                                                    APPENDIX I

                           COMPLIANCE CERTIFICATE WORKSHEET

                                CHARLOTTE RUSSE, INC.
                            CHARLOTTE RUSSE HOLDING, INC.

                                 As of ______________


Section                                                     Calculation
-------                                                     -----------

10.1 CAPITAL EXPENDITURES

Capital Expenditures (in                                      $____________
the aggregate) (not to exceed
the greater of (i) the dollar
amount set forth opposite the
relevant fiscal year
described in the table in
Section 10.1 and (ii) the
amount equal to the
percentage of Consolidated
EBITDA as measured for the
prior fiscal year set forth
opposite the relevant
fiscal year in such table)

10.2 FUNDED DEBT TO EBITDA.                                   $____________

     A. CONSOLIDATED FUNDED
     DEBT:
     (measured on the last
     day of the fiscal
     quarter ending during
     the relevant period
     described in the table
     in Section 10.2)

          (1)  amount of Loans      $__________
          outstanding, PLUS

          (2) Maximum Drawing       $__________
          Amount and all
          unpaid Reimbursement
          Obligations, PLUS

          (3) outstanding           $__________
          amount of any other
          Indebtedness For
          Borrowed Money:


                                -25-


     B. CONSOLIDATED EBITDA:                                  $___________
     (measured for the period
     of four consecutive
     fiscal quarters ending
     during the relevant
     period described in the
     table in Section 10.2)

          (1) Consolidated net      $__________
          income (or net
          deficit), PLUS
          (after deduction of
          all expenses, taxes,
          and other proper
          charges)

          (2) depreciation and      $__________
          amortization, plus

          (3) income tax            $__________
          expense, PLUS

          (4) Consolidated
          Total Interest
          Expense, PLUS

          (5) fees and              $__________
          expenses paid in
          connection with the
          closing of the Loans
          and the Rampage
          Acquisition (up to a
          maximum of
          $__________)

     C. RATIO OF A TO B:                                      _____:_____
     (not to exceed the ratio
     for the relevant period
     as set forth in the table
     in Section 10.2)

10.3 FIXED CHARGE RATIO.                                      $__________
     A. CONSOLIDATED EBITDA
     MINUS CAPITAL
     EXPENDITURES
     (measured for the period
     of four consecutive
     fiscal quarters ending
     during the relevant
     period described in the
     table in Section 10.3)

          (1) Consolidated          $__________
          EBITDA, MINUS


                                  -26-


          (2) Capital               $__________
          Expenditures:
          (excluding Capital
          Expenditures in
          respect of the
          purchase or lease of
          the Borrower's new
          headquarters and
          distribution center
          (including any
          equipment installed
          therein))

     B. CONSOLIDATED TOTAL                                    $_________
     DEBT SERVICE:
     (measured for the period
     of four consecutive
     fiscal quarters ending
     during the relevant
     period described in the
     table in Section 10. 3)

          (1) Consolidated          $__________
          Total Interest
          Expense, plus

          (2) aggregate             $__________
          liability for
          principal payments
          in respect of
          Indebtedness
          relating to the
          borrowing of money
          or the obtaining of
          credit (other than
          Indebtedness
          consisting of
          current liabilities
          permitted under
          Section 9.1(d) and
          other Indebtedness
          consisting of non-
          interest bearing
          ordinary course
          obligations due and
          payable)

     C. RATIO OF A TO B:                                      ____:____
     (not to be less than the
     ratio set forth opposite
     the relevant period
     described in the table in
     Section 10.3)


                                     -27-


10.4 INTEREST COVERAGE RATIO

     A. CONSOLIDATED EBITDA                                   $_________
     PLUS RENTAL OBLIGATIONS:
     (measured for the period
     of four consecutive
     fiscal quarters ending
     during the relevant
     period described in the
     table in Section 10.4)

          (1) Consolidated net      $__________
          income (or net
          deficit), PLUS
          (after deduction of
          all expenses, taxes,
          and other proper
          charges)

          (2) depreciation and      $__________
          amortization, PLUS

          (3) income tax            $__________
          expense, PLUS

          (4) Consolidated          $__________
          Total Interest
          Expense, PLUS

          (5) fees and              $__________
          expenses paid in
          connection with the
          closing of the
          Loans, PLUS

          (6) Rental                $__________
          Obligations:

     B. CONSOLIDATED TOTAL
     INTEREST EXPENSE PLUS                                    $__________
     RENTAL OBLIGATIONS:
     (measured for the period
     of four consecutive
     fiscal quarters ending
     during the relevant
     period described in the
     table in Section 10.4)

          (1) Consolidated          $__________
          Total Interest
          Expense, PLUS

          (2) Rental                $__________
          Obligations:


                                       -28-


     C. RATIO OF A TO B:                                      _____:____
     (not to be less than the
     ratio set forth opposite
     the relevant period
     described in the table in
     Section 10.4)

10.5 INVENTORY TURN RATIO.

     A. COST OF MERCHANDISE                                   $_________
     SOLD OF THE BORROWER:
     (measured for the period
     of four consecutive
     fiscal quarters ending
     during the relevant
     period described in the
     table in Section 10.5)

     B. AVERAGE BOOK VALUE OF                                 $_________
     INVENTORY OF THE
     BORROWER:

     C. RATIO OF A TO B:                                      ____:____
     (not to be less than the
     ratio set forth opposite
     the relevant period
     described in the table in
     Section 10.5)


                                                                     EXHIBIT E


                                       FORM OF
                              ASSIGNMENT AND ACCEPTANCE

                            Dated as of ____________, ___



     Reference is made to the Second Amended and Restated Revolving Credit Agreement, dated as of December 23, 1998 (as from time to time amended and in effect, the "Credit Agreement"), by and among CHARLOTTE RUSSE, INC., a California corporation (the "Borrower"), CHARLOTTE RUSSE HOLDING, INC., a Delaware corporation (the "Guarantor"), the banking institutions referred to therein as Banks (collectively, the "Banks"), and BANKBOSTON, N.A., a national banking association, as agent (in such capacity, the "Agent") for the Banks. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

     ________________________________________ (the "Assignor") and
________________________________ (the "Assignee") hereby agree as follows:

     1. ASSIGNMENT. Subject to the terms and conditions of this Assignment and Acceptance, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes without recourse to the Assignor, a $__________ interest in and to the rights, benefits, indemnities and obligations of the Assignor under the Credit Agreement equal to % in respect of the Total Commitment immediately prior to the Effective Date (as hereinafter defined).

     2. ASSIGNOR'S REPRESENTATIONS. The Assignor (i) represents and warrants that (A) it is legally authorized to enter into this Assignment and Acceptance,
(B) as of the date hereof, its Commitment is $______________ its Commitment Percentage is the aggregate outstanding principal balance of its Loans equals $ the aggregate amount of its Letter of Credit Participations equals $ (in each case after giving effect to the assignment contemplated hereby but without giving effect to any contemplated assignments which have not yet become effective), and (C) immediately after giving effect to all assignments which have not yet become effective, the Assignor's Commitment Percentage will be sufficient to give effect to this Assignment and Acceptance, (ii) makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto or the attachment, perfection or priority of any security interest or mortgage, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder free and clear of any claim or encumbrance; (111) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the Guarantor or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower or the Guarantor or any other Person primarily or secondarily liable in respect of any of the Obligations of any of its obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document delivered or executed pursuant thereto; and (iv) attaches hereto the Note delivered to it under the Credit Agreement.

     The Assignor requests that the Borrower exchange the Assignor's Note for new Notes payable to the Assignor and the Assignee as follows:


Notes Payable to         Amount of
the Order of:              Note
----------------         ---------
Assignor                 $___________
Assignee                 $___________


     3. ASSIGNEE'S REPRESENTATIONS. The Assignee (1) represents and warrants that (A) it is duly and legally authorized to enter into this Assignment and Acceptance, (B) the execution, delivery and performance of this Assignment and Acceptance do not conflict with any provision of law or of the charter or bylaws of the Assignee, or of any agreement binding on the Assignee, (C) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Assignment and Acceptance, and to render the same the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (11) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.2 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) represents and warrants that it is an Eligible Assignee; (v) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(vi) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; and (vii) acknowledges that it has made arrangements with the Assignor satisfactory to the Assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit.


     4. EFFECTIVE DATE. The effective date for this Assignment and Acceptance shall be (the "Effective Date"). Following the execution of this Assignment and Acceptance and, prior to the occurrence of a Default or Event of Default, the consent of the Borrower hereto having been obtained, each party hereto shall deliver its duly executed counterpart hereof to the Agent for acceptance by the Agent and recording in the Register by the Agent. Upon the recordation of this Assignment and Acceptance, the Assignor shall pay to the Agent a registration fee in the sum of $3,500. Schedule I to the Credit Agreement shall thereupon be replaced as of the Effective Date by the Schedule I annexed hereto.

     5. RIGHTS UNDER CREDIT AGREEMENT. Upon such acceptance and recording, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder, and (ii) the Assignor shall, with respect to that portion of its interest under the Credit Agreement assigned hereunder, relinquish its rights and be released from its obligations under the Credit Agreement; provided, however, that the Assignor shall retain its rights to be indemnified pursuant to Section 16 of the Credit Agreement with respect to any claims or actions arising prior to the Effective Date.

     6. PAYMENTS. Upon such acceptance of this Assignment and Acceptance by the Agent and such recording, from and after the Effective Date, the Agent shall make all payments in respect of the rights and interests assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make any appropriate adjustments in payments for periods prior to the Effective Date by the Agent or with respect to the making of this assignment directly between themselves.

     7. GOVERNING LAW. THIS ASSIGNMENT AND ACCEPTANCE IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

     8. COUNTERPARTS. This Assignment and Acceptance may be executed in any number of counterparts which shall together constitute but one and the same agreement.

     IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

                                   ASSIGNOR:


                                   By:_______________________
                                        Title:


                                   ASSIGNEE:

                                   By:________________________
                                        Title:
CONSENTED TO:

CHARLOTTE RUSSE, INC.

By:
_________________________
     Title:

BANKBOSTON, N.A., as
Agent


By:_______________________
     Title:

                   FIRST AMENDMENT AND MODIFICATION AGREEMENT

     FIRST AMENDMENT AND MODIFICATION AGREEMENT dated as of June 10, 1999 (this "Amendment") by and among CHARLOTTE RUSSE, INC., a California corporation (the "Borrower"); CHARLOTTE RUSSE HOLDING, INC., a Delaware corporation (the "Guarantor"); CHARLOTTE RUSSE MERCHANDISING, INC., a California corporation (the "Subsidiary Guarantor"); BANKBOSTON, N.A., as Agent (the "Agent") and BANKBOSTON, N.A., individually, and the other lending institutions (collectively, the "Banks") listed on SCHEDULE 1 to the Second Amended and Restated Revolving Credit Agreement dated as of December 23, 1998 (as amended and in effect from time to time, the "Credit Agreement") among the Borrower, the Guarantor, the Banks and the Agent. Terms not otherwise defined herein which are defined in the Credit Agreement shall have the respective meanings assigned to such terms in the Credit Agreement, as amended hereby.

     WHEREAS, the Borrower has requested that the Agent and the Banks amend certain provisions of the Credit Agreement in order, among other things, to increase the size of the Total Commitment to $32,000,000 and to permit the redemption of the Subordinated Notes;

     WHEREAS, upon the terms and subject to the conditions contained herein, the Agent and the Banks are willing so to increase the total Commitment and to consent to such redemption;

     NOW, THEREFORE, in consideration of the mutual agreements contained in the Credit Agreement, the other Loan Documents and this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION 1. AMENDMENT OF SECTION 1.1 OF THE CREDIT AGREEMENT.  Section
1.1 of the Credit Agreement is hereby amended by:

          (a) deleting the table contained in the definition of "Applicable Eurodollor Rate Margin" and substituting in lieu thereof the table set forth below:


                                           APPLICABLE EURODOLLAR
 " INTEREST COVERAGE RATIO                     RATE MARGIN
-----------------------------            -----------------------
Less than or equal to 2.00:1.00..........     2.50%

Greater than 2.00:1.0 and less
 than or equal to 3.00:1.00..............     2.25%

Greater than 3.00:1.00 and less
 than or equal to 3.50:1.00..............     2.00%

Greater than 3.50:1.00...................     1.75%"


     (b) deleting from the definition of "Applicable Eurodollar Rate Margin" the percentage "2.75%" in each place it appears and substituting in lieu thereof in each such place the percentage "2.50%";

     (c) amending the definition of "Consolidated EBITDA" by (i) deleting the word "and" between clauses (i) and (ii) of clause (d) thereof, and (ii) inserting, immediately before the period (".") at the end thereof the following text:

     ", and (iii) the redemption of the Subordinated Notes in their entirety, on or before June 30, 1999, in accordance with the terms of Section 5.1 of each Subordinated Note".

     (d) amending the definition of "Consolidated Total Debt Service" by inserting in the parenthetical in clause (b) thereof, immediately after the text "other than" and immediately before the text "Indebtedness consisting of current liabilities...", the text "Indebtedness consisting of the Subordinated Notes, to the extent each of such Subordinated Notes is redeemed in its entirety on or before June 30, 1999 in accordance with the terms of
Section 5.1 of each Subordinated Note,".

     (e) amending the definition of "Consolidated Total Interest Expense" by inserting, immediately before the period (".") at the end thereof, the text:
"and excluding, to the extent applicable, premiums and other amounts payable and non-cash amounts expensed, in each case in connection with the redemption, on or before June 30, 1999, of the Subordinated Notes in accordance with the terms of Section 5.1 of each Subordinated Note."

     (f) deleting the definition of "Reduction Date" in its entirety and substituting in lieu thereof the following new definition:

     "REDUCTION DATE.  See Section 2.3.1."

     (g) inserting, in the order required by alphabetical order, the following new definition:

          "SUBSIDIARY GUARANTY. The Guaranty, dated or to be dated on or prior to the Closing Date, made by Charlotte Russe Merchandising in favor of the Banks and the Agent pursuant to which Charlotte Russe Merchandising guaranties to the Banks and the Agent the payment and performance of the Obligations, in form and substance satisfactory to the Agent."

     SECTION 2. AMENDMENT OF SECTION 2.3.1 OF THE CREDIT AGREEMENT.
Section 2.3.1 of the Credit Agreement is hereby amended by deleting the table set forth therein and substituting in lieu thereof the following table:



                           TOTAL COMMITMENT
"REDUCTION DATE            FOLLOWING REDUCTION       AMOUNT OF REDUCTION
--------------            -------------------       -------------------

October 1, 1999            $30,500,000                $1,500,000
October 1, 2000            $25,000,000                $5,500,000
October 1, 2001            $18,000,000                $7,000,000"


     SECTION 3. AMENDMENT OF 7.16.1 OF THE CREDIT AGREEMENT. Section 7.16.1 of the Credit Agreement is hereby amended by deleting the first sentence thereof in its entirety and substituting in lieu thereof the following sentence: "The proceeds of the Loans shall be used to refinanced the Term Loan (as defined in the First Restated Credit Agreement), to enable the Guarantor to redeem, on or before June 30, 1999, the Subordinated Notes in their entirety in accordance with the terms of Section 5.1 of each Subordinated Note and for working capital and general corporate purposes."

     SECTION 4. AMENDMENT OF SECTION 8.7 OF THE CREDIT AGREEMENT. Section 8.7 of the Credit Agreement is hereby amended by deleting the first sentence thereof in its entirety and substituting in lieu thereof the following sentence: "The Borrower will use the proceeds of the Loans solely to refinance the Term Loan (as defined in the First Restated Credit Agreement), to redeem, on or before June 30, 1999, the Subordinated Notes in their entirety in accordance with the terms of Section 5.1 of each Subordinated Note and for working capital and general corporate purposes."

     SECTION 5. AMENDMENT OF SECTION 9.1 OF THE CREDIT AGREEMENT. Section 9.1 of the Credit Agreement is hereby amended by:

          (a) inserting in subsection (j) thereof immediately prior to the semicolon (";") at the end thereof the text "(but excluding, after June 30, 1999, the Subordinated Notes)";

          (b) deleting clause (i) from subsection (n) thereof and substituting in lieu thereof the following text:

               (i) in connection with the redemption of the Subordinated Notes in accordance with the terms of Section 5.1 of each Subordinated Note, the outstanding principal amount of the Subordinated Notes, together with any accrued interest, premiums or fees thereon, in an aggregate amount not to exceed $11,800,000 and which aggregate amount is paid on or before June 30, 1999".

     SECTION 6. AMENDMENT OF SECTION 9.8 OF THE CREDIT AGREEMENT. Section 9.8 of the Credit Agreement is hereby amended by deleting the period (".") at the end thereof and substituting in lieu thereof the following text: ";PROVIDED, HOWEVER, that, on or prior to June 30, 1999, the Guarantor may redeem the Subordinated Notes in accordance with the terms of Section 5.1 of each Subordinated Note."

     SECTION 7. REPLACEMENT OF EXHIBIT B AND SCHEDULE 1 TO THE CREDIT AGREEMENT. EXHIBIT B and SCHEDULE 1 to the Credit Agreement are hereby deleted in their entirety, and EXHIBIT B and SCHEDULE 1 attached hereto are hereby respectively substituted in lieu thereof.

     SECTION 8. LIMITED CONSENT UNDER THE SUBORDINATION AGREEMENT. Pursuant to Section 2.1 of the Subordination Agreement, payments of any kind on the Subordinated Notes (other than regularly scheduled payments of interest on the Subordinated Notes which are otherwise permitted to be paid by the terms of the Subordination Agreement) are subordinated to the Obligations and deferred until the full and final payment in cash of the Obligations. Notwithstanding the foregoing, the Agent and the Banks hereby consent to the redemption on or before June 30, 1999, by the Guarantor of the Subordinated Notes in accordance with Section 5.1 of each of the Subordinated Notes so long as the Subordinated Notes (a) are redeemed in their entirety on or before June 30, 1999 and (b) the aggregate amount paid in respect of such redemption (including principal, interest, premiums, fees and any other amounts) does not exceed $11,800,000.

     SECTION 9. CONDITIONS TO EFFECTIVENESS. This Amendment shall be deemed to be effective as of the date first written above (the "Effective Date") upon the Agent's receipt of the following, each in form and substance satisfactory to the Agent:

          (a) facsimile copies of original counterparts (to be followed promptly by original counterparts) or original counterparts of this Amendment, duly executed by each of the Borrower, the Guarantor, the Subsidiary Guarantor, the Agent and the Banks;

          (b) a duly executed promissory note in the form of EXHIBIT B hereto, issued in favor of each Bank in the respective original principal amounts set forth on SCHEDULE 1 hereto;

          (c) a duly executed Secretary's certificate of the Assistant Secretary of each of the Borrower, the Guarantor and the Subsidiary

     Guarantor certifying (and where applicable, attaching copies of) the Borrower's, the Guarantor's and the Subsidiary Guarantor's (i) charter document; (ii) by-laws; (iii) resolutions of its Board of Directors authorizing the transactions contemplated hereby; and (iv) the incumbency of officers entitled to sign this Amendment on behalf of the Borrower, the Guarantor and the Subsidiary Guarantor, as the case may be;

     (d) the legal opinion of Latham & Watkins, counsel to the Borrower, the Guarantor and the Subsidiary Guarantor;

     (e) such corporate good standing certificates of each of the Borrower, the Guarantor and the Subsidiary Guarantor as the Agent may require;

     (f) payment in cash to the Agent, for the PRO RATA accounts of the Banks, of an amendment fee in the amount of $60,000; and

     (g) such other documents, agreements and items as the Agent may require.

     SECTION 10.     REPRESENTATIONS AND WARRANTIES; NO DEFAULT;
AUTHORIZATION. Each of the Borrower, the Guarantor and the Subsidiary Guarantor hereby represents and warrants to each of the Agent and the Banks as follows:

     (a) Each of the representations and warranties of the Borrower, the Guarantor and the Subsidiary Guarantor contained in the Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement, the other Loan Documents or this Amendment was true as of the date as of which it was made and is true as of the Effective Date (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement, as amended hereby, and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse and to the extent that such representations and warranties relate expressly to an earlier date), and no Default or Event of Default has occurred and is continuing as of the date of this Amendment or would occur after giving effect to the transactions contemplated by this Amendment; and

     (b) This Amendment has been duly authorized, executed and delivered by each of the Borrower, the Guarantor and the Subsidiary Guarantor, and shall be in full force and effect upon the satisfaction of the condition set forth in Section 9 hereof, and the agreements of each of the Borrower, the Guarantor and the Subsidiary Guarantor contained herein, in the Credit Agreement, as herein amended, or in the other Loan Documents respectively constitute the legal, valid and binding obligations of each of the Borrower, the Guarantor and the Subsidiary Guarantor party hereto or thereto, enforceable against the Borrower, the Guarantor and the Subsidiary Guarantor in accordance with their respective terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     SECTION 11. RATIFICATION, ETC. Except as expressly amended hereby, the Credit Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. All references in the Credit Agreement or such other Loan Documents or in any related agreement or instrument to the Credit Agreement or such other Loan Documents shall hereafter refer to such agreements as amended hereby, pursuant to the provisions of the Credit Agreement.

     SECTION 12. NO PRESENT CLAIMS. In order to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of the rights, interests, contracts, collateral security or remedies of the Agent or any of the Banks, each of the Borrower, the Guarantor and the Subsidiary Guarantor hereby acknowledges and agrees that: (i) neither it nor any of its Subsidiaries has any claim or cause of action against the Agent, any of the Banks or any of their directors, officers, employees or agents; (ii) neither it nor any of its Subsidiaries has any offset right, counterclaim or defense of any kind against any of its obligations, indebtedness or liabilities to the Agent and/or the Banks, including, without limitation, the Obligations; and (iii) each of the Agent and the Banks has heretofore properly performed and satisfied in a timely manner all of its obligations to each of the Borrower, the Guarantor and the Subsidiary Guarantor and their Subsidiaries.

     SECTION 13. EXPENSES. Without limiting the expense reimbursement requirements set forth in Section 16 of the Credit Agreement, the Borrower agrees to pay on demand all costs and expenses, including reasonable attorneys' fees, of the Agent incurred in connection with this Amendment.

     SECTION 14. NO IMPLIED WAIVER, ETC. Except as expressly provided herein, nothing contained herein shall constitute a waiver of, impair or otherwise affect any of the Obligations, any other obligations of the Borrower, the Guarantor and the Subsidiary Guarantor or any of their Subsidiaries or any right of the Agent or the Banks consequent thereon. The waivers and consents provided herein are limited strictly to their terms. Neither the Agent nor any of the Banks shall have any obligation to issue any further waiver or consent with respect to the subject matter hereof or any other matter.

     SECTION 15. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

     SECTION 16.     GOVERNING LAW.   THIS AMENDMENT SHALL FOR ALL PURPOSES
BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CHOICE OR CONFLICTS OF LAWS).

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as a document under seal as of the date first above written.


                                       CHARLOTTE RUSSE, INC.


                                       By: /s/ DANIEL T. CARTER
                                           ------------------------
                                           Name:  Daniel T. Carter
                                           Title: CFO



                                       CHARLOTTE RUSSE HOLDING, INC.


                                       By: /s/ DANIEL T. CARTER
                                           ------------------------
                                           Name:  Daniel T. Carter
                                           Title: CFO



                                       BANKBOSTON, N.A., Individually and
                                       as Agent

                                       By: /s/ NANCY FULLER
                                           ------------------------
                                           Name: Nancy Fuller
                                           Title: Director



                                       UNION BANK OF CALIFORNIA, N.A.

                                       By: /s/ TERRY ROCHA
                                           ------------------------
                                           Name: Terry Rocha
                                           Title: Vice President